Exhibit 10.1

PRINCETON SOUTH CORPORATE CENTER OFFICE LEASE

Between

PRINCETON SOUTH INVESTORS, LLC,

(a Delaware limited liability company)

as Landlord

-and-

Celator Pharmaceuticals, Inc.

(a Delaware corporation)

as Tenant

Dated:             , 2013

Premises:

4,785 Rentable Square Feet

First Floor – Suite 180

PrincetonSouth Corporate Center Condominium – Unit 2

200 PrincetonSouth Corporate Center

Ewing, New Jersey 08628

i

6.	Care of Premises		23
	6.1.	Insurance and Governmental Requirements	23
	6.2.	Access	23
	6.3.	Condition	23
	6.4.	Surrender	24
	6.5.	Signs	24
	6.6.	Care; Insurance	24
	6.7.	Alterations; Additions	24
	6.8.	Mechanics’ Liens	26
	6.9.	Vending Machines	26
	6.10.	Rules and Regulations	26
	6.11.	Environmental Compliance	27

7.	Subletting and Assigning		29
	7.1.	General Restrictions	29
	7.2.	Definitions	31
	7.3.	Procedure for Approval of Transfer	31
	7.4.	Recapture	32
	7.5.	Conditions	32
	7.6.	Special Conditions for Transfers to Affiliates of Tenant	32
	7.7.	No Release	33

8.	Fire or Other Casualty		33

9.	Regarding Insurance and Liability		34
	9.1.	Damage in General	34
	9.2.	Indemnity	34
	9.3.	Tenant’s Insurance	36
	9.4.	Release and Waiver of Subrogation	37
	9.5.	Limitation on Personal Liability	37
	9.6.	Successors in Interest to Landlord, Mortgagees	37
	9.7.	Survival	38

10.	Eminent Domain		38

11.	Insolvency		39

12.	Default		39
	12.1.	Events of Default	39
	12.2.	Remedies	39
	12.3.	No Duty to Relet	41
	12.4.	Bankruptcy	41
	12.5.	Waiver of Defects	41
	12.6.	Non-Waiver by Landlord	42
	12.7.	Partial Payment	42
	12.8.	Overdue Payments	42
	12.9.	Intentionally Deleted	42
	12.10.	Cumulative Remedies	42
	12.11.	WAIVER OF JURY TRIAL	43

13.	Subordination		43
	13.1.	General	43
	13.2.	Rights of Mortgagees and Ground Lessors	44
	13.3.	Modifications	44

14.	Notices		44
	14.1.	If to Landlord:	44
	14.2.	If to Tenant:	45

15.	Holding Over		45

16.	Reservations in Favor of Landlord		46

17.	Completion of Tenant Improvements; Delay in Possession; Allowance		46
	17.1.	Performance of Tenant Improvements	46
	17.2.	Acceptance	46
	17.3.	Delay in Possession	46
	17.4.	Turnkey Delivery	47

18.	Telecommunications Services		47
	18.1.	Contract with Provider	47
	18.2.	Landlord Has No Liability	47
	18.3.	License Agreement with Provider	47

19.	Landlord’s Reliance		48

20.	Prior Agreements; Amendments		48

21.	Captions		49

22.	Landlord’s Right to Cure		49

23.	Estoppel Statement		49

24.	Relocation of Tenant		49

25.	Broker		50

26.	Miscellaneous		50
	26.1.	Certain Interpretations	50
	26.2.	Partial Invalidity	50
	26.3.	Governing Law	51
	26.4.	Force Majeure	51
	26.5.	Light and Air	51
	26.6.	Recording	51
	26.7.	Preparation	51
	26.8.	Third Party Inquiry	51
	26.9.	Third Party Beneficiaries	51
	26.10.	No Joint Venture	51
	26.11.	Attorneys’ Fees	51
	26.12.	Names	52
	26.13.	Multiple Tenants	52
	26.14.	Time is of the Essence	52
	26.15.	Execution and Delivery	52

27.	Quiet Enjoyment	52

28.	Confidentiality	52

29.	Patriot Act	52

30.	Consents	53

31.	Survival	53

32.	Saving Clause	53

INDEX OF CERTAIN DEFINED TERMS		1

EXHIBIT “A” FLOOR PLAN OF THE PREMISES		1

EXHIBIT “B” INTENTIONALLY OMITTED		1

EXHIBIT “C” CONFIRMATION OF LEASE TERM		1

EXHIBIT “D” JANITORIAL SERVICES		1

EXHIBIT “E” RULES & REGULATIONS		1

EXHIBIT “F” TENANT IMPROVEMENTS		1

EXHIBIT “G” TENANT ESTOPPEL CERTIFICATE		1

PRINCETON SOUTH CORPORATE CENTER

OFFICE LEASE

THIS PRINCETON SOUTH CORPORATE CENTER OFFICE LEASE (the “Lease”) is made this     day of             , 2013, by and between PRINCETON SOUTH INVESTORS, LLC, a Delaware limited liability company (hereinafter called “Landlord”), and CELATOR PHARMACEUTICALS, INC., a Delaware corporation (hereinafter called “Tenant”).

1.	Premises; Use.

1.1. Letting and Premises; Use. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant hereby rents from Landlord, the space (hereinafter referred to as the “Premises” and more particularly delineated on the floor plan attached hereto as Exhibit “A-1” and made a part hereof) being, for purposes of the provisions hereof 4,785 rentable square feet, located on the first floor of the office building (hereinafter referred to as the “Building”) currently known as Princeton South Corporate Center Condominium – Unit 2, or such other name as Landlord may from time to time designate, with an address of, 200 PrincetonSouth Corporate Center, Ewing, Mercer County, New Jersey 08628, to be used by Tenant in accordance with any and all applicable Governmental Requirements (as hereinafter defined) and only for general and administrative office purposes and associated incidental uses and for no other purpose whatsoever.

1.2. Property. The property consists of the land on which the Building is located, together with the Building and other improvements thereon, all located at or about Charles Ewing Boulevard in Ewing Township, Mercer County, New Jersey (the “Property”). Landlord reserves the right, in its sole discretion, at any time and from time to time, to expand and/or reduce the amount of ground and/or improvements of which the Property consists.

1.3. Common Facilities. Tenant and its agents, employees and invitees, shall have the right to use, in common with all others granted such rights by Landlord, in a proper and lawful manner, the common sidewalks, access roads, parking areas, if any, and other outdoor areas within the Property, the common entranceways, lobbies and elevators furnishing access to the Premises, and (if the Premises includes less than a full floor) the common lobbies, hallways and toilet rooms on the floor on which the Premises is located. Such use shall be subject to the terms of this Lease and to such reasonable rules, regulations, limitations and requirements as Landlord may from time to time prescribe with respect thereto, including, without limitation, the reservation of any particular parking spaces or parking areas for the exclusive use of other tenants of the Property. Landlord shall notify Tenant of any changes to the rules and regulations of the Property and Landlord will enforce the rules and regulations in a uniform, non-discriminatory manner, to the extent applicable.

1.4. Use of Parking Facilities.

(a) Subject to the other provisions of this Lease, and excluding those parking spaces designated by Landlord as being reserved, Tenant shall have free non-exclusive use, in common with all other tenants, licensees, and invitees of the Property, of the parking spaces in the parking facilities serving the Property (“Non-Reserved Spaces”), for Tenant, Tenant’s employees, Tenant’s business invitees and Tenant’s agents, each day of the week during normal business hours for the Building; provided, however, that at no time during any day during the term of this Lease shall the number of Non-Reserved Spaces actually occupied by Tenant, Tenant’s employees, business invitees and agents exceed four (4) parking spaces for each 1,000 usable square feet comprising the Premises, or sixteen (16) spaces in the aggregate based on a usable area of 3,953 square feet (such figure being a maximum number of spaces which may be utilized by or for Tenant at any one time, but Landlord does not represent or guarantee that such number of spaces will in fact be available at any one time at the Property for Tenant’s use). Tenant may from time to time, by written request to Landlord, request the temporary, daily usage of additional parking spaces, subject to availability, as determined by Landlord. Tenant shall not park any trucks or any delivery vehicles in the parking areas or driveways, except as specifically designated by Landlord from time to time, and shall confine all truck parking, loading and unloading to times and locations specifically designated by Landlord from time to time. Tenant shall require all trucks servicing Tenant to be promptly loaded or unloaded and removed from the site. Landlord hereby reserves the exclusive right with respect to the use of parking facilities, roadways, sidewalks, driveways, islands and walkways for advertising purposes. Tenant covenants and agrees to enforce the provisions of this Lease against Tenant’s employees, agents, contractors and business invitees. Landlord may from time to time circulate parking stickers for the purpose of identifying motor vehicles of Tenant and Tenant’s employees and/or circulate validation tickets for the purpose of identifying Tenant’s business invitees. Landlord shall have the right, but not the obligation: (a) to police said parking facilities, (b) to provide parking attendants, (c) to cause unauthorized and/or unregistered motor vehicles to be towed away at the sole risk and expense of the owner of such motor vehicles, (d) to designate certain areas of the parking facilities for the exclusive use of motor vehicles having handicapped designations on their license plates and/or for the exclusive use of visitors to the Property, (e) to temporarily use any portion of the parking facilities from time to time and/or to deny access to the same temporarily in order to repair, maintain or restore such facilities or to construct improvements under, over, along, across and upon the same for the benefit of the site and to grant easements in the parking facilities to any Authorities (as hereinafter defined), (f) to adopt and modify from time to time rules and regulations (applicable to all tenants of the Building) for parking and vehicular ingress, egress, speed, no parking, no standing, and for times and places for move-in, move-out and deliveries, (g) to designate fire lanes and restricted parking from time to time and (h) to designate from time to time specific areas for the parking of Tenant’s employees cars.

(b) Nothing set forth in this Lease shall be deemed or construed to restrict Landlord from making any repairs, renovations, replacements, improvements and modifications to, or from reconfiguring, any of the parking facilities and/or other common facilities serving the Building, and Landlord expressly reserves the right to make any such repairs, renovations, replacements, improvements and modifications or reconfigurations to such areas and facilities as Landlord may deem appropriate, including but not limited to (a) the addition or deletion of temporary and/or permanent buildings, structures or other improvements therein, and/or (b) the conversion of areas now used by tenants (including Tenant) on a non-exclusive common basis to the exclusive use of one (1) or more tenants or licensees within the Building (or any portion thereof), provided that such conversion does not impair Tenant’s access to the Premises. In connection with the foregoing, Landlord may temporarily close or cover entrances, doors, windows, corridors, or other facilities without liability to Tenant; however, in doing so, Tenant shall have access to the Premises and Landlord shall use commercially reasonable efforts to minimize disruption of Tenant’s use and occupancy of the Premises.

1.5. Rentable Square Feet. Tenant understands, acknowledges and agrees (i) that the amount of rentable square feet set forth in Paragraph 1.1 above is calculated based on certain assumptions and utilizing a floor factor of 1.21037, and (ii) that such amount of rentable square feet is hereby accepted by Tenant for all purposes of this Lease, including, without limitation, for purposes of determining Minimum Rent, Tenant’s Proportionate Share of applicable items of Taxes and Operating Expenses, Tenant’s construction allowance, if any, and other items which are based upon the computation of square footage.

2.	Term; Commencement.

2.1. Duration. The term of this Lease shall commence on the “Commencement Date”, which term shall mean the earliest to occur of the following: (i) the date of Substantial Completion, as defined below, of the Premises, or (ii) the date on which Tenant shall take possession of the Premises or any part thereof (except as otherwise expressly permitted in Section 2.5 below), or (iii) the date on which Substantial Completion would have occurred if a “Tenant Delay”, as defined in Exhibit “F” attached hereto, had not occurred. Unless extended or sooner terminated as herein provided, the initial term of this Lease shall continue until, and shall expire on, the last day of the sixtieth (60th) full calendar month following the Commencement Date.

2.2. Substantial Completion. The term “Substantial Completion” shall mean that (i) the Premises shall be in a state of completion which will, except for any improvements or work to be performed by Tenant, allow Tenant to utilize the Premises for the permitted use hereunder (including the availability of required utility services) without material interference to the customary business activities of Tenant by reason of the completion of Landlord’s work, all as more fully described in Paragraph 17 below and Exhibit “F” attached hereto and (ii) Landlord has received a temporary or permanent Occupancy Permit (as defined below), if required, provided that the foregoing will not be construed to relieve Tenant of the obligation to install all Tenant Work (as defined in Exhibit “F”), and to perform all other installations of furniture, fixtures and equipment in the course of taking occupancy and moving into the Premises, properly if and to the extent applicable governmental authorities require that such construction and other installations be completed prior to conducting final inspections or issuing a final inspection certificate, certificate of occupancy, or its equivalent (any of the foregoing, an “Occupancy Permit”) for the Premises (and Substantial Completion shall nevertheless be deemed to have occurred if Landlord has completed the Tenant Improvements (as defined in Exhibit “F”) to the extent described above, but Tenant is denied an Occupancy Permit because Tenant has failed to install any Tenant Work or to perform all other installations of its furniture, fixtures and equipment properly and in accordance with applicable Governmental Requirements). The Premises shall be deemed substantially complete even though minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant’s use of the Premises or the conduct of its business therein. Landlord will use commercially reasonable efforts to cause Substantial Completion to occur not later than one hundred twenty (120) days after the date of this Lease.

2.3. Confirmation. Within twenty (20) days after the Commencement Date of the term of this Lease is established, Landlord and Tenant shall promptly execute and acknowledge a Confirmation of Lease Term, in the form set forth in Exhibit “C” hereto, containing the information set forth in Exhibit “C” and acknowledging the Commencement Date and expiration date of the term hereof, provided that the failure of Landlord and/or Tenant to execute such Confirmation shall not prevent the occurrence of the Commencement Date or the commencement of the term of this Lease. If, at the time Landlord delivers the Confirmation of Lease Term to Tenant, there is work to be performed by Landlord in the Premises as required by the terms of this Lease that has not been completed, Tenant will promptly notify Landlord of precisely what work remains to be completed, and, upon completion of such work, Tenant will execute the Confirmation of Lease Term, as previously submitted by Landlord.

2.4. Acceptance of Work. On the Commencement Date of the term of this Lease, it shall be presumed that all work theretofore performed by or on behalf of Landlord was satisfactorily performed in accordance with, and meeting the requirements of, this Lease. The foregoing presumption shall not apply, however, (i) to required work not actually completed by Landlord and identified and described in a written punch-list to be jointly prepared and initialed by Landlord and Tenant at or about the date on which Tenant shall occupy the Premises; (ii) to deficiencies or inadequacies in the work which Tenant brings to Landlord’s attention in writing, with specificity, on or before the Commencement Date or within ten (10) business days thereafter; or (iii) to latent or seasonal defects which Tenant brings to Landlord’s attention in writing, with specificity, within one (1) year of the Commencement Date (and all of the work so identified and described on the punch-list or as timely brought to Landlord’s attention as aforesaid which is Landlord’s responsibility shall be completed by Landlord with reasonable speed and diligence). Any damage to the Premises caused by Tenant’s move-in shall be repaired at Tenant’s expense.

2.5. Early Access.

Subject to the terms and conditions set forth in this Section 2.5, commencing promptly after Landlord commences construction of the Tenant Improvements, Tenant shall have access to the Premises solely for the purposes of installing wiring and cabling in connection with the installation of Tenant’s telecommunications system(s), computer network and/or any specialized security systems or other similar systems and facilities installed within the Premises, provided that such access is coordinated and scheduled in advance with Landlord. Commencing twenty (20) days prior to Substantial Completion, Tenant shall have access to the Premises solely for the purposes of installing Tenant’s furniture, fixtures and equipment. In connection with the access granted in this Section 2.5, Tenant agrees (i) to cease promptly upon notice from Landlord any activity or work which has not been approved by Landlord (where such approval is required) or is not in compliance with the provisions of this Lease or which shall interfere with or delay the performance of the Tenant Improvements, and (ii) to comply, and cause its contractors to comply, promptly with all reasonable procedures and regulations prescribed by Landlord from time-to-time for coordinating work being performed by Landlord and work being performed by Tenant, each with the other, and with any other activity or work in the Building. Such access by

Tenant shall be deemed to be subject to all the applicable provisions of this Lease, except that (a) there shall be no obligation on the part of Tenant solely because of such access to pay Minimum Rent or any Additional Rent on account of Operating Expenses or Taxes or electricity for any period prior to the Commencement Date, and (b) Tenant shall not be deemed thereby to have taken or accepted possession of the Premises or any portion thereof. If Tenant fails or refuses to comply or cause its contractors to comply with any of the obligations described or referred to above following notice and a two (2) business day cure period, then immediately upon notice to Tenant, Landlord may revoke Tenant’s right of access to the Premises until the Commencement Date.

3.	Minimum Rent; Increases in Minimum Rent; Security Deposit.

3.1. Amount and Payment. Tenant’s obligation to pay minimum rent for the Premises (“Minimum Rent”) shall commence (the “Rent Commencement Date”) on the date which is five (5) months following the Commencement Date and shall continue to accrue during the term of this Lease as follows:

Lease Period	Annual Minimum Rent Per Rentable Square Foot	Monthly Minimum Rent	Annual Minimum Rent
Rent Commencement Date - End of the 12th Full Calendar Month following the Commencement Date	$28.25	$11,264.69	N/A
Month 13 - 24	$28.75	$11,464.06	$137,568.72
Month 25 - 36	$29.25	$11,663.44	$139,961.28
Month 37 - 48	$29.75	$11,862.81	$142,353.72
Month 49 - 60	$30.25	$12,062.19	$144,746.28

Tenant agrees that the Minimum Rent abated but otherwise due for the period beginning on the Commencement Date and ending on the Rent Commencement Date, is in the amount of $11,264.69 per month, for a total rent abatement of $56,323.45 (the “Aggregate Abatement Amount”). In the event of any default by Tenant under this Lease, such abatement of Minimum Rent shall be revoked, null and void, and if such default is not cured within applicable grace periods, then, in addition to any other remedies set forth in this Lease, the then unamortized Aggregate Abatement Amount shall immediately become due and payable to Landlord. The Aggregate Abatement Amount shall be amortized, on a straight line basis and without interest, commencing on the Rent Commencement Date and continuing through and until the expiration of the term of this Lease.

Minimum Rent shall be payable during the term hereof, in advance, in the monthly installments as set forth above, without demand, offset, abatement, diminution or reduction (except as otherwise expressly set forth in this Lease). The first installment shall be payable upon the execution of this Lease and subsequent installments shall be payable on the first day of each successive month of the term hereof following the Rent Commencement Date.

3.2. Partial Month. If the Rent Commencement Date occurs on a day other than the first day of a month, rent from such day until the first day of the following month shall be prorated based upon the number of days in such month and shall be payable, in arrears, on the first day of the first full calendar month following the Rent Commencement Date (and, in such event, the installment of rent paid at execution hereof shall be applied to the rent due for the first full calendar month following the Rent Commencement Date).

3.3. Address For Payment. All rent and other sums due to Landlord hereunder shall be made payable to Landlord and paid to the following address (if paid by check):

Princeton South Investors, LLC

c/o Rubenstein Partners

2929 Arch Street – 28th Floor

Philadelphia, PA 19104-2868

Attn: Accounting, RPO Property Management

or to such other party or at such other address or by such other means (such as automatic debit or electronic transfer) as Landlord may designate, from time to time, by written notice to Tenant. All payments of rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord.

3.4. Non-Waiver of Rights. If Landlord, at any time or times, shall accept rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Landlord’s rights hereunder. At all times that Landlord shall direct Tenant to pay rent or other sums to a “lockbox” or other depository whereby checks, wire transfers or direct deposits issued in payment of rent or other sums are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord’s authority), then, for any and all purposes under the Lease: (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant (and such refund or attempted refund by Landlord shall be deemed to constitute conclusive evidence that the processing of such payment by the applicable depository did not constitute an acceptance of payment by Landlord, or an accord and satisfaction of any kind). Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant’s obligation to pay rent or other sums if and for so long as Tenant shall timely pay the rent or other sums required pursuant to the Lease in the manner designated by Landlord.

3.5. Additional Sums Due; No Set-Off. All sums payable by Tenant under this Lease, whether or not stated to be rent, Minimum Rent or additional rent (including, without limitation, the amounts due under Paragraphs 4.2, 4.3 and 5 of this Lease), shall be collectible by Landlord as rent, and upon default in payment thereof beyond the expiration of applicable notice and cure periods, Landlord shall have the same rights and remedies that apply upon any failure to pay rent (without prejudice to any other right or remedy available therefor). All Minimum Rent, additional rent and other sums payable by Tenant under this Lease shall be paid, when due, without demand, offset, abatement, diminution or reduction (except as otherwise expressly set forth in this Lease). Additional rent shall include all sums which may become due by reason of Tenant’s failure to comply with any of the terms, conditions and covenants of the Lease to be kept and observed by Tenant and any and all damages, costs and expenses (including without limitation thereto reasonable attorney fees) which Landlord may suffer or incur by reason of any default of Tenant. Without limiting the foregoing, Tenant shall be responsible for all attorneys’ fees incurred by Landlord in any court proceeding or in any bankruptcy proceeding relating to the exercise of Landlord’s rights under the Bankruptcy Code, including, without limitation, Landlord’s rights under Sections 362, 365 and/or 503 of the Bankruptcy Code.

3.6. Personal Property and Other Taxes. As additional rent and to the extent not included in Taxes, Tenant shall pay monthly or otherwise when due, whether collected by Landlord or collected directly by the governmental agency assessing the same, any taxes imposed or calculated on Tenant’s rent or with respect to Tenant’s use or occupancy of the Premises or Tenant’s business or right to do business in the Premises, including, without limitation, a gross receipts tax or sales tax on rents or a business privilege tax or use or occupancy tax, whether such tax exists at the date of this Lease or is adopted hereafter during the term of this Lease or during any renewal or extension thereof; but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord. Without limiting the foregoing, Tenant will pay promptly when due and in any event not later than fifteen (15) days after receipt of a bill (whether such bill be submitted by Landlord, the appropriate governmental body or otherwise) all city, state, county and local taxes and fees imposed upon the use and occupancy of the Premises. In addition to the foregoing, Tenant shall be responsible to pay when due all taxes imposed upon all personal property of Tenant.

3.7. Security Deposit.

(a) As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with the Landlord the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the “Security Deposit”), which shall not constitute rent for any month (unless so applied by Landlord on account of Tenant’s default). Landlord may, at its option, hold the Security Deposit in an interest bearing account at the state or federally chartered bank of its choice and shall have no obligation to segregate the Security Deposit from any other funds of Landlord, and interest earned on the Security Deposit, if any, shall belong to Landlord. Tenant shall, within five (5) business days after demand, immediately restore any portion of the Security Deposit which is applied by Landlord in accordance with the provisions of this Lease. Provided that no Event of Default has occurred, the Security Deposit shall be reduced annually, in such amount and as of the date set forth in the schedule below:

DATE:	AMOUNT OF SECURITY DEPOSIT:
Date of this Lease	$250,000.00
First anniversary of Rent Commencement Date	$200,000.00
Second anniversary of Rent Commencement Date	$150,000.00
Third anniversary of Rent Commencement Date	$100,000.00
Fourth anniversary of Rent Commencement Date	$25,000.00

(b) Tenant represents to Landlord that Tenant has commenced a private offering seeking to raise $30,000,000.00 through the sale of shares of Tenant’s common stock and warrants to purchase common stock (the “Offering”). If Tenant notifies Landlord that Tenant has raised at least $30,000,000.00 through the Offering and delivers to Landlord a copy of a filed Form 8-K evidencing that Tenant has raised at least $30,000,000.00 through the Offering, the Security Deposit will be reduced to Two Hundred Thousand and 00/100 Dollars ($200,000.00). If Tenant has elected to provide the Security Deposit in the form of a LC (as defined below), and the Security Deposit is to be reduced to $200,000.00, Tenant shall deliver to Landlord an amendment to the LC reducing the amount of the amount to $200,000.00 (as amended, the “Replacement LC”). Provided that no Event of Default has occurred, the Replacement LC shall be reduced annually, in such amount and as of the date set forth in the schedule below:

DATE:	AMOUNT OF SECURITY DEPOSIT:
Date of Replacement LC	$200,000.00
First anniversary of Rent Commencement Date	$160,000.00
Second anniversary of Rent Commencement Date	$120,000.00
Third anniversary of Rent Commencement Date	$80,000.00
Fourth anniversary of Rent Commencement Date	$20,000.00

(c) To the extent that Landlord has not applied the Security Deposit on account of an Event of Default, the Security Deposit shall be returned (without interest) to Tenant within thirty (30) days after the expiration of this Lease provided no uncured default then exists. Until returned to Tenant after the expiration of the Lease, the Security Deposit shall remain the property of Landlord. Tenant confirms that Landlord shall have the right of set-off against the Security Deposit in the event Tenant fails to perform any of its obligations under this Lease beyond the expiration of applicable notice and cure periods (including all amounts due under Paragraph 3.5 above). In the event of a voluntary or involuntary Chapter 11 or 7 Bankruptcy filing by or against Tenant, Tenant agrees that the Security Deposit shall be used first to satisfy any pre-petition obligations of Tenant and any lease-rejection damages claim of Landlord, and thereafter, any remaining Security Deposit shall be used to satisfy any post-petition obligations of Tenant.

(d) The Security Deposit may, at Tenant’s election, be in the form of cash or an irrevocable, transferrable letter of credit (“LC”) issued by and drawn on Square 1 Bank or another bank, trust company or nationally recognized brokerage house reasonably approved by Landlord, in form and content reasonably acceptable to Landlord, for the benefit of Landlord. On or about each anniversary of the Rent Commencement Date, Landlord shall have the right to re-review the then-current financial condition of the bank, trust company or brokerage house that issued the LC (the “Issuer”), and to the extent the Issuer is no longer acceptable to Landlord, in its reasonable discretion, Landlord may require that Tenant, within ten (10) business days after request from Landlord, provide a replacement LC (meeting all of the requirements set forth in this Section 3.7) from another bank, trust company or brokerage house acceptable to Landlord. In the event Tenant fails to provide an acceptable replacement LC to Landlord within such ten (10) business day period, Landlord may, without further notice, present the LC for payment. By way of example and without limitation, the parties agree it shall be reasonable for Landlord to require such change if Landlord determines that (i) there has been a material, adverse change in the financial condition of the Issuer or (ii) the Issuer is at risk for an Event of Insolvency (as defined below). If Tenant elects to deliver a LC, the follow provisions shall apply: (i) Tenant shall deliver to Landlord a LC with an initial term of at least one year (with automatic renewals each year thereafter), and unless Tenant thereafter elects to replace the LC with cash, Tenant shall maintain in full force and effect throughout the term of this Lease and until the date that is thirty (30) days after the expiration of the term of this Lease (provided no uncured default then exists), a LC in the amount of the Security Deposit (as such amount may be reduced in accordance with this Lease); (ii) if Tenant delivers to Landlord a LC in place of the cash Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held within five (5) business days of Landlord’s receipt of the LC; (iii) Landlord may draw upon the LC, and hold and apply the proceeds in the same manner and for the same purposes as a cash Security Deposit, if (a) an uncured Event of Default exists or (b) as of the date thirty (30) days before any LC expires, if the LC does not automatically renew, Tenant has not delivered to Landlord an amendment or replacement for such LC or cash in lieu of an amendment or replacement; and (iv) if, as a result of any presentation and subsequent application of the proceeds of all or any part of the LC, the amount available to be drawn thereon shall be less than the amount of the Security Deposit then required to be on deposit with Landlord under this Article, Tenant shall within five (5) business days of demand therefor, provide Landlord with additional cash or letter(s) of credit in an amount equal to such deficiency. All of the requirements set forth in this sub-section (d) with respect to the LC shall apply with the same force and effect to the Replacement LC.

(e) For purposes hereof, the term “Event of Insolvency” shall mean: (i) the commencement of levy, execution or attachment proceedings against Issuer, any principal (which shall be defined as any individual or entity having a direct or indirect ownership interest in Issuer of more than 25%) thereof or any partner therein or any of the assets of Issuer, or the application for or appointment of a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer; or (ii) the insolvency, under either the bankruptcy or equity definition, of Issuer or any principal thereof or partner therein; or (iii) the assignment for the benefit of creditors, or the admission in writing of an inability to pay debts generally as they become due, or the ordering of the winding-up or liquidation of the affairs of Issuer or any principal thereof or partner therein; or (iv) the commencement of a case by or against Issuer or any principal thereof or partner therein under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar laws, state or federal, or the determination by any of them to request relief under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, state or federal, including, without limitation, the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequester or similar official for it or for any of its respective property or assets (unless, in the case of involuntary proceedings, the same shall be dismissed within thirty [30] days after institution) or (v) the Issuer is subject to limitations or restrictions on Issuer’s ability to conduct business in the normal course, including but not limited to such restrictions or limitations as may be imposed upon Issuer by the FDIC, the Office of the Comptroller of the Currency or other governmental agency.

4.	Increases in Taxes and Operating Expenses.

4.1. Definitions. As used in this Lease, the following terms shall be defined as hereinafter set forth:

(a) “Taxes” shall mean all taxes and assessments of whatever kind, general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon or payable by Landlord with respect to the Building and the Property, or with respect to the ownership or leasing thereof, or use of the Building and the Property, and any existing or future improvements to the Building or the Property, all of the foregoing as allocable and attributable to each given calendar year which occurs during the term of this Lease (and any renewals and extensions thereof) but excluding any interest, fines or penalties due to Landlord’s late payment of any Taxes. Taxes shall include, without limitation, real estate taxes, any assessment imposed by any public or private entity by reason of the Building or the Property being currently or hereafter located in a special services district or similar designation or any other tax based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profit taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Building or the Property). If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in addition to or in substitution, in whole or in part, for any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein. Taxes also shall include amounts paid to anyone engaged by Landlord to contest the amount or rate of taxes, provided that the amounts so paid do not exceed the savings procured. Tenant acknowledges that the exclusive right to protest, contest or appeal Taxes shall be in Landlord’s sole and absolute discretion and Tenant hereby waives any or all rights now or hereafter conferred upon it by law to independently contest or appeal any Taxes.

(b) (i) “Operating Expenses” shall mean Landlord’s actual out-of-pocket expenses, adjusted as set forth herein and as allocable and attributable to each given calendar year which occurs during the term of this Lease (and any renewals and extensions thereof), in respect of the ownership, operation, use, maintenance, repair, replacement and management of the Building and the Property (after deducting any reimbursement, discount, credit, reduction or other allowance received by Landlord), and shall include, without limitation:

(A) wages and salaries (and taxes and insurance imposed upon employers with respect to such wages and salaries) and fringe benefits paid to persons employed by Landlord to render services in the normal operation, maintenance, cleaning, repair and replacement of the Building and the Property and any security personnel for the Building and the Property, excluding any overtime wages or salaries paid for providing extra services exclusively for any specific tenants; (B) costs of independent contractors hired for, and other costs in connection with, the operation, security, maintenance, cleaning, repair and replacement of the Building and related facilities and amenities at the Property (excluding any facilities or amenities provided only to specific tenants of the Property); (C) costs of materials, supplies and equipment (including trucks) used in connection with the operation, security, maintenance, cleaning, repair and replacement of the Building and related facilities and amenities at the Property (excluding any facilities or amenities provided only to specific tenants of the Property); (D) costs of electricity, natural gas, steam, water, sewer, fuel and other utilities used at the Building or the Property, together with the cost of providing the services specified in Paragraph 5 hereof, and, at Landlord’s discretion, costs of wiring, conduit, and other equipment and facilities for distribution of telecommunication services to the extent such utilities, services, equipment and/or facilities are provided to the common areas of the Property and/or generally to tenants of the Building; (E) cost of insurance for public and general liability insurance and insurance relating to the Building and the Property, including fire and extended coverage or “All-Risk” coverage, if available, and coverage for elevator, boiler, sprinkler leakage, water damage, and property damage, plate glass, personal property owned by Landlord, fixtures, and rent protection (all with such coverages and in such amounts as Landlord may elect or be required to carry), but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building because of extra risk which are reimburseable to Landlord by such other occupants; (F) costs of tools, supplies and services; (G) costs of “Essential Capital Improvements,” as defined in and to the extent permitted pursuant to subparagraph 4.1(b)(iii) below; (H) costs of alterations and improvements to the Building or the Property made pursuant to any Governmental Requirements (as defined in subparagraph 4.1(c) below) which are not capital in nature (except Essential Capital Improvements), and which are not the obligation of Tenant or any other occupant of the Building or elsewhere in the Property; (I) legal and accounting fees and disbursements necessarily incurred in connection with the ownership, maintenance and operation of the Building and the Property, and the preparation, determination and certification of bills for Taxes and Operating Expenses pursuant to this and other leases at the Building; (J) sales, use or excise taxes on supplies and services and on any of the other items included in Operating Expenses; (K) costs of redecorating, repainting, maintaining, repairing and replacing the common areas of the Building (including seasonal decorations); (L) management fees payable to the managing agent for the Building and the Property (provided, however, that if management fees are paid to any affiliate of Landlord, then the amount thereof to be included in Operating Expenses shall not exceed such amount as is customarily being charged for similar services rendered to comparable buildings in the geographical sub-market within which the Property is located, but in no event less than three percent [3%] of all revenues); (M) the cost of telecommunications service, postage, office supplies, maintenance and repair of office equipment and similar costs related to operation of the Building’s management and superintendent’s offices; (N) the cost of assessments, licenses, permits and other fees and charges related to use, operation, maintenance, repair and replacement of the Building and the Property, other than any of the foregoing relating to tenant improvements or otherwise relating only to specific tenants; (O) the Property’s share of any expenses, fees or charges related to any association, condominium and/or similar entity of which the Property is a part; and (P) without limiting any of the foregoing, any other expenses or charges which, in accordance with sound accounting and management principles generally accepted with respect to a first-class suburban office building, would be construed as an operating expense. Operating Expenses (including such as are stated above which relate or are applicable to the Property) shall include, without limitation, any and all sums for landscaping, ground and sidewalk maintenance, sanitation control, extermination, cleaning, lighting, snow removal, parking area and driveway striping and resurfacing, fire protection, fire safety, policing, security systems, public liability and property damage insurance, and expenses for the upkeep, maintenance, repair, replacement and operation of the Property, all as payable in respect of or allocable to the Building by virtue of the ownership thereof. Notwithstanding anything in this Lease to the contrary, the term “Operating Expenses” shall not include: (a) the cost of redecorating or special cleaning or other services to individual tenant spaces, not provided on a regular basis to other tenants of the Building; (b) wages, salaries or fringe benefits paid to executive personnel of Landlord above the title of property manager; (c) the cost of any item which, by standard accounting principles, should be capitalized (except for Essential Capital Improvements); (d) any charge for depreciation or interest paid or incurred by Landlord; (e) leasing commissions, finders fees and all other expenses incurred in procuring tenants in the Building, including without limitation expenses of preparing rental space for a particular tenant; (f) Taxes; (g) any costs incurred with respect to the ownership of the Building, as opposed to the operation and maintenance of the Building, including Landlord’s income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord’s business; preparation of income tax returns; corporation, partnership or other business form organizational expenses; franchise taxes; filing fees; or other such expenses; or any costs incurred in cleaning up any environment hazard or condition in violation of any environmental law; (h) accounting, legal and other professional fees and expenses incurred relating to a particular tenant (as distinguished from the Property or the Building in general), including, without limitation, legal fees for the negotiation or enforcement of leases; (i) expenses in connection with services or other benefits of a type which are not Building standard but which are provided to another tenant or occupant and not Tenant; (j) any items to the extent such items are reimburseable to Landlord by Tenant, or by other tenants or occupants of the Building or by third parties (including reimbursements related to (i) separately metered electricity, and (ii) Building Electricity); (k) depreciation, except in the form of a “sinking fund” for periodic replacement of carpeting and for periodic repainting (both in common areas only), or interest paid on any mortgage, or ground rents paid under land leases (except for payment of taxes, insurance costs and other expenses required under such leases), or amortization of capital expenditures except Essential Capital Improvements; (l) the cost of constructing tenant improvements or installations for any tenant in the Building, including any relocation costs; (m) brokerage commissions, origination fees, points, mortgage recording taxes, title charges and other costs or fees incurred in connection with any financing or refinancing of the Building; (n) attorneys’ fees and disbursements, incurred in connection with the leasing of space in the Building (including without limitation the enforcement of any lease or the surrender, termination or modification of any lease of space in the Building); (o) advertising and promotional expenses, including brochures with respect to the Building; (p) cost of repairs or replacements occasioned by fire, windstorm or other casualty, the costs of which are reimbursed by insurance or reimbursed by governmental authorities in eminent domain; (q) any fee or expenditure paid to subsidiaries or affiliates of Landlord for services on or to the Property, to the extent that the costs of such services exceed market-based costs for such services rendered by unaffiliated persons or entities of similar skill, competence and experience; (r) penalties, fines, legal expenses, or late payment interest incurred by Landlord due to violation by Landlord, or Landlord’s agents, contractors or employees, of the terms and conditions of any lease or service contract covering space in the Building or Landlord’s obligations as owner of the Building (such as late payment penalties and interest on real estate taxes, late payment of utility bills); (s) any compensation paid to clerks, attendants or other persons in any commercial concession operated by Landlord in the Building from which Landlord receives any form of income whatsoever, whether or not Landlord actually makes a profit from such concession; (t) costs incurred in connection with correcting latent defects in the Building, or in repairing or replacing Building equipment, where such repair or replacement results from original defects in design, manufacture or installation rather than from ordinary wear and tear or use; (u) costs incurred with respect to a sale of all or any portion of the Property or any interest therein or in any person or entity of whatever owning an interest therein; or (v) any bad debt loss, rent loss, or reserves for bad debts or rent loss.

(ii) In determining Operating Expenses for any year, if less than 95% of the rentable square feet of the Building shall have been occupied by tenants at any time during such year, Operating Expenses shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had such occupancy been 95% throughout such year. In addition, if Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of performance by Landlord, Operating Expenses shall nevertheless be deemed (or grossed up) to include the amount Landlord would reasonably have incurred if Landlord had in fact performed such work or service at its expense. In no event shall the total amount of Taxes or total amount of Operating Expenses for any year be deemed to be less than the Base Amount for Taxes or the Base Amount for Operating Expenses, respectively.

(iii) In the event Landlord shall make a capital expenditure for an “Essential Capital Improvement”, as hereinafter defined in this subsection (iii), during any year, the annual amortization of such expenditure (determined by dividing the amount of the expenditure by the useful life of the improvement, but in no event longer than five years), plus any reasonable interest or financing charges thereon (or, if such improvements are funded from reserves, a reasonable sum imputed in lieu of such financing charges), shall be deemed an Operating Expense for each year of such period. As used herein, an “Essential Capital Improvement” means any of the following: (A) a labor saving device, energy saving device or other installation, improvement, upgrading or replacement which reduces or is intended to reduce Operating Expenses as referred to above, whether or not voluntary or a Governmental Requirement; or (B) an installation, improvement, alteration or removal of any improvements including architectural or communication barriers which are made to the Building by reason of any Governmental Requirement enacted or made applicable to the Property after the date of this Lease whether or not such improvements are structural in nature, if such Governmental Requirement is or will be applicable generally to similar suburban office buildings in the vicinity of the Building; or (C) an installation or improvement which directly enhances the safety of occupants or tenants in the Building generally, whether or not voluntary or a Governmental Requirement (as, for example, but without limitation, for general safety, fire safety or security); or (D) the replacement of existing equipment and machinery necessary to the day-to-day operation of the Building, common facilities and/or parking facilities, to the extent performed in lieu of needed repairs.

(c) “Governmental Requirements” shall mean all requirements under any federal, state or local statutes, rules, regulations, ordinances, or other requirements of any duly constituted public authority having jurisdiction over the Building (including, without limitation, the Premises) including, but not limited to, requirements under all applicable state, county or local building, zoning, fire and other codes, requirements, decisions, directors, orders or approvals and all federal, state and local requirements and regulations and the provisions of, and regulations promulgated pursuant to, any other law, rule, statute, ordinance or regulation governing accessibility by persons with physical disabilities (including, without limitation, 42 U.S.C. Section 12101 et seq. (the “Americans with Disabilities Act of 1990”), and all requirements and restrictions contained in or promulgated pursuant to any declaration or other document placed of record applicable to or affecting the Building.

(d) “Base Amount for Taxes” and “Base Amount for Operating Expenses” shall mean the total of amount of Taxes and total of amount of Operating Expenses, respectively, allocable and attributable to calendar year 2013 (“Base Year”) for the Building. The Base Amount for Operating Expenses shall be calculated on the basis of the Building being 95% occupied in accordance with Paragraph 4.1(b)(ii) hereof and shall be adjusted for the calendar year above stated to adjust for average and reasonable allowances for on-going repairs and maintenance. The Base Amount for Taxes and the Base Amount for Operating Expenses shall be adjusted for the calendar year above stated to exclude from such applicable Base Amount extraordinary items of Taxes and/or Operating Expenses, as applicable, incurred in such calendar year.

(e) “Tenant’s Proportionate Share” with respect to each of Taxes and Operating Expenses shall be 3.1144%. This is equal to the ratio of the rentable square feet of the Premises, as set forth above, to the total rentable square feet of space in the Building, which is 153,639 rentable square feet.

(f) “Tenant’s Share of Taxes” and “Tenant’s Share of Operating Expenses” shall mean, with respect to any calendar year, the product of (A) Tenant’s Proportionate Share, multiplied by, (B)(1) with respect to Taxes, the amount, if any, by which the total amount of Taxes, for such calendar year exceeds the Base Amount for Taxes; and (2) with respect to Operating Expenses, the amount, if any, by which the total amount of Operating Expenses for such calendar year exceeds the Base Amount for Operating Expenses.

(g) “Tenant’s Estimated Share” shall mean, with respect to any calendar year, the product of (A) Tenant’s Proportionate Share, multiplied by (B) the amount, if any, by which Landlord’s good faith estimate of the total of Taxes for such calendar year exceeds the Base Amount for Taxes, or the total of Operating Expenses for such calendar year exceeds the Base Amount for Operating Expenses, as applicable.

(h) “Authority” or “Authorities” shall mean any or all duly constituted federal, state, county, or local governmental or quasi-governmental body, agency, department, authority, board, court, or instrumentality having jurisdiction over the Property, specifically including, without limitation, Ewing Township, and any owners association now or hereafter affiliated with the PrincetonSouth Corporate Center (collectively, such owners associations are referred to herein as the “Owners Associations”), and any successor or assignee of any of the foregoing.

4.2. Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses.

(a) For and with respect to each calendar year which occurs during the term of this Lease (and any renewals or extensions thereof) there shall accrue, as additional rent, Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses, appropriately prorated for any partial calendar year occurring within the term.

(b) Landlord shall furnish to Tenant, on or before December 31 of each calendar year during the term hereof, a statement for the next succeeding calendar year setting forth Tenant’s Estimated Share as to each of Taxes and Operating Expenses and the information on which each such estimate is based. On the first day of the new calendar year, Tenant shall pay to Landlord, on account of Tenant’s Estimated Share of Taxes and Tenant’s Estimated Share of Operating Expenses, an amount equal to one-twelfth (1/12) of Tenant’s respective Estimated Share, and on the first day of each succeeding month up to and including the time that Tenant shall receive a new statement of Tenant’s Estimated Share of Taxes or Tenant’s Estimated Share of Operating Expenses, Tenant shall pay to Landlord, on account of the respective Tenant’s Estimated Share, an amount equal to one-twelfth (1/12) of the then applicable Tenant’s Estimated Share.

(c) Landlord shall furnish to Tenant, on or before April 30 of each calendar year during the term hereof, a statement (the “Expense Statement”) prepared by Landlord or its agent or accountants setting forth for the previous calendar year: (A) the actual amount of Taxes and the actual amount of Operating Expenses, in each case, for the previous calendar year; (B) the Base Amount for Taxes and the Base Amount for Operating Expenses; (C) the Tenant’s Proportionate Share for Taxes and Tenant’s Proportionate Share for Operating Expenses; (D) the Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses; (E) the Tenant’s Estimated Share of Taxes and Tenant’s Estimated Share of Operating Expenses; and (F) a statement of the amount due to Landlord, or to be credited to Tenant, as a final adjustment in respect of Tenant’s Share of Taxes and a statement of the amount due to Landlord, or to be credited to Tenant, as a final adjustment in respect of Tenant’s Share of Operating Expenses, in each case, for the previous calendar year (each, the “Final Adjustment Amount”). The Final Adjustment Amount with respect to Taxes shall be calculated by subtracting the Tenant’s Estimated Share of Taxes from the Tenant’s Share of Taxes. The Final Adjustment Amount with respect to Operating Expenses shall be calculated by subtracting the Tenant’s Estimated Share of Operating Expenses from the Tenant’s Share of Operating Expenses. On the first day of the first calendar month (but in no event sooner than ten [10] days) following delivery of the Expense Statement to Tenant, Tenant shall pay to Landlord the Final Adjustment Amount for Taxes and the Final Adjustment Amount for Operating Expenses, each as calculated as set forth in the Expense Statement. If any Final Adjustment Amount is a negative quantity, then Landlord shall credit Tenant with the amount thereof against the next payment of Minimum Rent due by Tenant hereunder, except that with respect to the last year of the Lease, if an Event of Default does not then exist, Landlord shall refund Tenant the amount of such payment in respect of the Final

Expense Adjustment within thirty (30) days after Landlord provides the Expense Statement for such final year of the Lease. In no event, however, shall Tenant be entitled to receive a credit greater than the payments made by Tenant as payments of Tenant’s Estimated Share of Taxes or Tenant’s Estimated Share of Operating Expenses, respectively, for the calendar year to which such Final Adjustment Amount relates.

4.3. Disputes. The information set forth on all statements furnished to Tenant pursuant to this Paragraph 4, including each Expense Statement, and all documents relating to Tenant’s Estimated Share of Taxes, Tenant’s Estimated Share of Operating Expenses, Tenant’s Share of Taxes, Tenant’s Share of Operating Expenses, each Final Adjustment Amount, and all supportive documentation and calculations, shall be deemed approved by Tenant unless, within ninety (90) days after submission to Tenant, subject to Tenant’s audit rights set forth below Tenant shall notify Landlord in writing that it disputes the correctness thereof, specifying in detail the basis for such assertion. Pending the resolution of any dispute, however, Tenant shall continue to make payments in accordance with the statement or information as furnished.

4.4. Tenant’s Right to Audit.

(a) Tenant or its representative shall have the right to examine Landlord’s books and records with respect to the reconciliation of Operating Expenses and Taxes for the prior calendar year, as set forth in the Expense Statement for such year, during normal business hours at any time within ninety (90) days following the delivery by Landlord to Tenant of such Expense Statement. Any such audit (a) shall be conducted where such records are customarily maintained during regular business hours and upon at least ten (10) days advance written notice to Landlord, and (b) shall not be conducted more than once in any calendar year. In no event may Tenant audit the Base Year or any operating year more than one (1) time. Unless Tenant shall give Landlord written notice objecting to said reconciliation and specifying the items in which said reconciliation is claimed to be incorrect within thirty (30) days after its examination of Landlord’s books and records, said reconciliation shall be considered as final and accepted by Tenant. Notwithstanding anything to the contrary contained in this Section, Tenant shall not be permitted to examine Landlord’s books and records or to dispute the Expense Statement unless Tenant has paid to Landlord the amount due as shown on the Expense Statement; said payment is a condition precedent to said examination and/or dispute. If such audit shall disclose that Operating Expenses or Taxes have been overstated, Tenant shall deliver a letter to Landlord setting forth Tenant’s position accompanied by a reasonably detailed explanation of and together with reasonably detailed supporting data evidencing the basis on which the claim of an overcharge is made (an “Overcharge Notice”). Landlord shall, within thirty (30) days of receipt of an Overcharge Notice, either (a) notify Tenant in writing that it agrees with the determination set forth in the Overcharge Notice and Landlord shall credit Tenant with the amount of such overcharge against the next succeeding amount of Tenant’s Share of Operating Expenses and Taxes due from Tenant (or refund such overcharge if the Lease term has expired), or (b) notify Tenant in writing that it does not agree with the determination set forth in the Overcharge Notice accompanied by a reasonably detailed explanation of and together with reasonably detailed supporting data evidencing the basis for such position (“Landlord’s Dispute Notice”). Landlord’s failure to timely provide a Landlord’s Dispute Notice shall be treated as if Landlord provided a Landlord’s Dispute Notice.

(b) In the event Landlord provides (or is deemed to have provided) Tenant with a Landlord’s Dispute Notice, and Landlord and Tenant, acting in good faith, are not able to resolve the dispute within thirty (30) days, then the Landlord and Tenant shall, as soon as reasonably practicable thereafter, select an independent arbitrator, approved from the American Arbitration Association, to resolve the dispute, the cost of such arbitrator to be paid for by the non-prevailing party. If it is determined by the arbitrator named above that, with respect to Operating Expenses or Taxes, a discrepancy exists such that Operating Expenses or Taxes as stated on the applicable statement exceeds the determination of the arbitrator as to the correct amount of Operating Expenses that should have been charged to Tenant, then Landlord shall credit Tenant with the amount of such overcharge (i.e., the difference between the amount indicated on the applicable statement and the amount determined by the arbitrator) against the next succeeding amount of additional rent due from Tenant (or refund such overcharge if the Lease term has expired). If the arbitrator determines that Landlord has overcharged Tenant by more than seven percent (7%), Landlord shall (i) credit Tenant with the amount of such overcharge (i.e., the difference between the amount indicated on the applicable statement and the amount determined by the arbitrator) against the next succeeding amount of additional rent due from Tenant (or refund such overcharge if the Lease term has expired) and (ii) pay the reasonable cost of Tenant’s audit within thirty (30) days after written demand therefor. If it is determined by the arbitrator named above that a discrepancy exists which is less than or equal to two percent (2%), then Tenant shall, in addition to paying the cost of the arbitrator, pay all of Landlord’s reasonable third party costs incurred or paid in connection with or arising out of such audit. The determination of such arbitrator shall be final and binding on the parties.

(c) In the exercise of Tenant’s audit right under this Section, Tenant shall not engage any person or firm compensated on a contingency fee basis, and Tenant and its representative shall maintain all matters relating to any audit in confidence. In addition to and in furtherance of the foregoing, Tenant shall not share the results of any audit performed hereunder with any other tenant in the Building. Tenant shall provide Landlord with a copy of Tenant’s audit promptly upon written request by Landlord as a condition to Landlord’s consideration of any adjustment.

4.5. Survival. Notwithstanding anything herein contained to the contrary, Tenant understands and agrees that additional rent for increases of Taxes and/or Operating Expenses described in this Paragraph 4 are attributable to and owing for a specific twelve (12) month period, and are generally determined in arrears. The obligations of Landlord and Tenant under this Section 4 shall survive the expiration or termination of the Lease until the Final Adjustment Amount for the last calendar year or portion thereof is paid.

5. Services. Landlord agrees that during the term of the Lease, Landlord shall provide services as set forth in this Paragraph 5.

5.1. HVAC and Electricity. Landlord shall furnish (a) heat, ventilation and air conditioning (including the labor, maintenance and equipment necessary to provide the same), (b) electricity and other utilities needed to operate such systems and (c) electricity for lighting and general power for office use.

(a) Separate Metering of Premises. The Premises shall be separately metered (as part of the Tenant Improvements) for electricity consumed in the Premises for lighting, plugs, and office equipment and machinery. Landlord shall furnish to Tenant a statement setting forth the amount due for Tenant’s electrical consumption, and the total amount set forth in such statement shall be due and payable by Tenant, as Additional Rent, within twenty (20) days after submission to Tenant by Landlord of such statement. Tenant shall pay for such consumption based upon prevailing rates charged to Landlord by the utility provider, without markup.

(b) Tenant’s Share of Building Electricity. Tenant shall pay, as additional rent, Tenant’s Proportionate Share of all electricity consumed in connection with the operation of the common areas and all HVAC systems in the Building (excluding after hours HVAC service) (“Building Electricity”), such amount to be referred to as “Tenant’s Proportionate Share of Building Electricity”. Landlord shall invoice Tenant for Tenant’s Proportionate Share of Building Electricity by either (i) reflecting such amount in Tenant’s electric bill described in Paragraph 5.1(a) above, or (ii) billing an estimated amount on a monthly basis and reconciling such amount to the final cost at the end of each year. In the event that Landlord elects to invoice Tenant by the latter method [i.e., method (ii)], Landlord shall furnish to Tenant, on or before December 31 of each calendar year during the term hereof, a statement for the next succeeding calendar year setting forth the estimated amount of Tenant’s Proportionate Share of Building Electricity. On the first day of the new calendar year and each succeeding month, Tenant shall pay to Landlord one-twelfth (1/12) of the estimated amount of Tenant’s Proportionate Share of Building Electricity. On or before April 30 of the following calendar year, Landlord shall determine the final amount of Tenant’s Proportionate Share of Building Electricity and shall furnish to Tenant a statement of such amount. If the final amount is more than the estimated amount, Tenant shall pay the difference to Landlord on the first day of the first month (but in no event sooner than ten (10) days) following delivery of such statement to Tenant. If the final amount is less than the estimated amount, Landlord shall credit Tenant the difference against the next payment of minimum rent due by Tenant hereunder, except that with respect to the last year of the Lease, if an Event of Default does not then exist, Landlord shall refund Tenant the amount of such difference within thirty (30) days after Landlord provides the statement to Tenant. In no event, however, shall Tenant be entitled to receive a credit or refund greater than the estimated payments made by Tenant.

(c) After-Hours HVAC. Tenant shall pay the cost of supplying the Premises with heat, ventilation and air conditioning services at times outside of Business Hours, at such rates as Landlord shall specify from time to time, to cover all of the estimated costs and expenses incurred by Landlord in connection with supplying the Premises with such services, including, without limitation, the costs of labor and utilities associated with such services and including applicable sales or use taxes thereon, such amounts to be paid by Tenant within ten (10) days after submission by Landlord of a statement to Tenant setting forth the amount due. The current charge for after-hours HVAC services, which is subject to change at any time, is $45.00 per hour. Tenant shall notify Landlord of any heat, ventilation and air conditioning required by Tenant outside of Business Hours by complying with the Building’s after-hours log-in procedures, in accordance with instructions provided by Landlord. “Business Hours” shall mean Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 1:00 p.m., Holidays (defined below) excepted. New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas, or any day set aside to celebrate such holidays are “Holidays” under this Lease.

(d) Supplemental HVAC Equipment. If Tenant requires heat, ventilation and/or air conditioning in addition to Building Standard Consumption (e.g., due to above-standard densities of personnel or heat generating equipment, including, but not limited to, computer, communications, or telephone switching equipment, whether due to energy consumption, configuration, concentration, location or otherwise, or for conference or training facilities, or for other similar or dissimilar items, uses or requirements of Tenant), Tenant may, or upon Landlord’s written request shall, arrange for the installation of a separate air conditioning unit or system (“Supplemental HVAC Equipment”), subject to Landlord’s prior written approval (not to be unreasonably withheld or delayed) and satisfaction of the other provisions regarding Tenant Improvements or alterations set forth in this Lease. Tenant shall be responsible for the cost and installation of the Supplemental HVAC Equipment for its intended purpose, and for the maintenance, repair, replacement, operation and utilities (including electricity, and, as applicable, gas, steam, water and sewer) of the same and for any additional sub-meter needed to account for the electricity and any other utilities utilized to operate the Supplemental HVAC Equipment. The cost of supplying electricity and other utilities, if any, for the Supplemental HVAC Equipment may be reflected in Tenant’s electric bill as described in Paragraph 5.1(a) above. “Building Standard Consumption” shall mean the consumption necessary, in Landlord’s reasonable judgment, for use and comfortable occupancy of the Premises when occupied by the density of people for which the building standard system was designed with occupants using Standard Office Equipment. “Standard Office Equipment” shall mean all office equipment normally found in an office facility but shall not include “main frame” computer and communication systems, telephone switches and conference or training rooms (or items similar thereto) which require Additional Electric Equipment, as hereinafter defined below, or additional air conditioning service or systems.

(e) Additional Electrical Equipment. Tenant will not install or use electrically-operated equipment in excess of the design capacity of the Premises (as such design standards may be set forth within the Lease or otherwise established by Landlord if not so set forth) and Tenant will not install or operate in the Premises any electrically-operated equipment or machinery other than that commonly used in a normal office operation without first obtaining the prior written consent of the Landlord. Landlord may condition any consent required under this Paragraph 5.1(e) upon the installation of transformers or electrical panels for such equipment or machinery. Landlord shall replace, when and as requested by Tenant, light bulbs and tubes, and ballasts, within the Premises which are Building standard, the cost of which Building standard replacement light bulbs and tubes, and ballasts, plus the labor cost for such replacement, shall be included in Operating Expenses. At Landlord’s option such undertaking of Landlord shall not include bulbs or tubes for any non-Building standard lighting, high hats, or other specialty lighting of Tenant, which shall be and remain the responsibility of Tenant.

(f) System Failure. Landlord shall not be responsible for any failure or inadequacy of the air conditioning system if such failure or inadequacy results from the occupancy of the Premises by persons in excess of the density anticipated or for which the system was designed, or if Tenant uses the Premises in a manner for which it was not designed, or if Tenant installs or operates machines, appliances or equipment which exceed the maximum wattage per square foot contemplated by, or generate more heat than anticipated in, the design of the Premises (as such design standards may be set forth within the Lease or otherwise established by Landlord if not so set forth).

(g) Regulatory Compliance. The furnishing of the foregoing heating, ventilation, air conditioning and electricity services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization which Landlord shall be required to comply with or with which Landlord determines in good faith to comply.

5.2. Water and Sewer. Landlord shall furnish the Building and Premises with water (i) for drinking, lavatory, kitchenette, toilet and sanitary sewer purposes drawn through fixtures installed by Landlord, (ii) necessary for the operation of the Building’s fire safety devices, and (iii) if required by the Building’s HVAC system, necessary for the operation of such system.

5.3. Elevator; Access. Landlord shall provide passenger elevator service to the Premises during all working days (Saturday, Sunday and Holidays excepted) from 8:00 a.m. to 6:00 p.m., with a minimum of one elevator (which may be a freight elevator) subject to call at all other times. Tenant and its employees and agents shall have access to the Premises at all times, subject to compliance with such security measures as shall be in effect for the Building. Elevator services for freight shall be supplied in common with service to other tenants and for other Building requirements at reasonable times during Business Hours for routine deliveries in the ordinary course of Tenant’s business. Unusual or unusually large deliveries requiring use of the freight elevators shall be scheduled in advance with Landlord so as not to interfere with the operations of the Building or other tenants. Freight elevator service outside of Business Hours shall be provided to Tenant upon reasonable written advance notice, provided that Landlord reserves the right to impose charges equal to Landlord’s estimated cost for providing such service from time to time, which shall be payable by Tenant to Landlord not later than twenty (20) days after Landlord’s bill therefor.

5.4. Janitorial. Landlord shall provide janitorial service to the Premises as specified on Exhibit “D” annexed hereto. Any and all additional or specialized janitorial or trash removal service desired by Tenant (i) shall be contracted for by Tenant directly with Landlord’s janitorial agent and the cost and payment thereof shall be and remain the sole responsibility of Tenant, or (ii) at the option of Landlord, shall be contracted for by Landlord and paid for by Tenant to Landlord within twenty (20) days after the submission by Landlord of a statement to Tenant setting forth the amount due. If Landlord shall from time to time reasonably determine that the use of any cleaning service in the Premises, including without limitation, removal of refuse and rubbish from the Premises, is in an amount greater than usually attendant upon the use of such Premises as offices, the reasonable cost of such additional cleaning services shall be paid by Tenant to Landlord as additional rent, within twenty (20) days after demand. Tenant shall comply with any reasonable recycling plans or programs established by Landlord from time to time.

5.5. Security. Landlord shall provide a security card or code type access system at the main entrance to the Building for Tenant’s convenience. Tenant shall notify Landlord of any lost or misplaced access cards issued to or at the direction of Tenant, which shall be deactivated and replaced by Landlord at Tenant’s cost. Tenant and Tenant’s employees, as well as other tenants of the Building, will have access to the Building using such access system. During non-Business Hours, Tenant, its employees and invitees shall close and secure the entrances to the Building upon entering and exiting the Building. Landlord makes no representation that the access system or any future system employed at the Building to monitor access to the Building outside of standard Business Hours will prevent unauthorized access to the Building or the Premises, and Tenant acknowledges that no security guards are provided by Landlord. Accordingly, Tenant agrees that Tenant shall be responsible for security of the Premises and the security and safety of Tenant’s employees, invitees, officers, directors, contractors, subcontractors and agents. In furtherance of the foregoing, Landlord assumes no liability or responsibility for Tenant’s personal property whether such are located in the Premises or elsewhere in the Building or the Property. Tenant further acknowledges that Landlord may (but shall have no obligation to) alter current security measures in the Building, and Tenant agrees that it shall cooperate fully, and shall cause its employees and invitees to cooperate fully, with any reasonable requests of Landlord in connection with the implementation of any new security procedures or other arrangements. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Governmental Requirements.

5.6. Repairs. Landlord shall, within a commercially reasonable time period after receiving notice of the need for such repairs, make (i) all structural repairs to the Building, (ii) all repairs to the exterior windows and glass and all repairs to the common areas of the Building and (iii) all repairs which may be needed to the mechanical, electrical and plumbing systems in the Premises, excluding repairs to (or replacement of) any non-building standard fixtures or other improvements in the Premises installed by Tenant or made by or at the request of Tenant and requiring unusual or special maintenance. In the event that any repair is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Premises with Tenant’s consent, express or implied, Landlord may make such repair and add the cost thereof to the first installment of rent which will thereafter become due, unless Landlord shall have actually recovered such cost through insurance proceeds.

5.7. System Changes. Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacement or additions to the water, plumbing, heating, air conditioning or the electrical systems servicing the Premises or any other portion of the Building; nor install any plumbing fixtures in the Premises; nor use in excess of normal office use any of the utilities, the common areas of the Building, the janitorial or trash removal services, or any other services or portions of the Building without the prior written consent of the Landlord, and in the event such consent is granted, the cost of any such installation, replacements, changes, additions or excessive use shall be paid for by Tenant, in advance in the case of any installations replacements and additions, and within twenty (20) days of being billed therefor in the case of charges in excessive use.

5.8. Directory. Landlord shall maintain a directory of office tenants in the lobby area of the Building, on which shall be listed the name of Tenant, at no charge to Tenant. In the event Landlord permits Tenant to add more names to the directory (which Landlord may grant or deny in its sole discretion), Tenant shall pay the actual cost of lobby directory signage over an allowance of one (1) directory space per Tenant.

5.9. Overhead Fee. Notwithstanding anything to the contrary contained in this Paragraph 5, Landlord reserves the right to impose a reasonable administrative overhead charge whenever Landlord provides or arranges for additional or above standard services.

5.10. Limitation Regarding Services.

(a) It is understood that Landlord does not warrant that any of the services referred to in this Paragraph 5 will be free from interruption, including but not limited to from causes beyond the control of Landlord. Landlord reserves the right, without any liability to Tenant, and without being in breach of any covenant of this Lease, to interrupt or suspend service of any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other Building systems serving the Premises, or the providing of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord’s reasonable control, including without limitation, mechanical failure and governmental restrictions on the use of materials or the use of any of the Building systems. Without limiting the foregoing, in no event shall Landlord be liable to Tenant for any (a) loss, injury or damage to property, (b) loss of income or other business loss, or (c) other monetary damages (such as, but not limited to, diminution or abatement of rent or other compensation) nor shall this Lease or any of the obligations of Tenant be affected or reduced, as a result of any variation, interruption, or failure of any of the services provided for in this Section, regardless of the cause of such variation, interruption, or failure (provided that (1) the same shall not relieve Landlord of any applicable obligation to perform repairs on Building systems to the extent (and subject to the limitations) provided for in this Lease, and (2) in each instance in which interruption or suspension of services is required or otherwise occurs, Landlord shall exercise commercially reasonable diligence to eliminate the cause of interruption and to effect restoration of service, and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such interruption). To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically and expressly herein set forth; provided, however, that if a stoppage or suspension of the HVAC systems, electricity service, elevator service and/or water and sewer services to the Building results in a “shutdown condition” (as defined below) at the Premises solely as a result of such stoppage or suspension and such stoppage or suspension is not attributable to (a) Tenant and/or (b) a “force majeure” event (as defined below); then, after the continuation of such stoppage or suspension for five (5) consecutive business days after Landlord’s receipt of written notice from Tenant that the Premises is in a shutdown condition as a result of such stoppage or suspension and commencing with the sixth (6th) consecutive business day, rent hereunder shall abate for the period the Premises are in a shutdown condition as a result of such stoppage or suspension. For purposes hereof, the Premises shall be deemed to be in a “shutdown condition” only if as a result of such stoppage or suspension of the HVAC systems, electricity service, elevator service and/or water and sewer services to the Building (i) Tenant’s personnel cannot reasonably perform their ordinary functions in the Premises and (ii) Tenant shall have ceased all operations in the Premises.

6. Care of Premises. Tenant agrees, on behalf of itself, its employees and agents, that during the term of this Lease, Tenant shall comply with the covenants and conditions set forth in this Paragraph 6.

6.1. Insurance and Governmental Requirements. At all times during the term of this Lease and any extension or renewal hereof, Tenant, at its cost, shall comply with, and shall promptly correct any violations of, (i) all requirements of any insurance underwriters, or (ii) any Governmental Requirements relating to Tenant’s use and occupancy of the Premises (except to the extent arising out of Landlord’s failure to construct the Tenant Improvements in accordance with applicable Governmental Requirements). Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, damages, claims of third parties, cost of correction, expenses (including attorney’s fees and cost of suit or administrative proceedings) or fines arising out of or in connection with Tenant’s failure to comply with Governmental Requirements (except to the extent arising out of Landlord’s failure to construct the Tenant Improvements in accordance with applicable Governmental Requirements). The provisions of this Paragraph 6.1 shall survive the expiration or termination of this Lease.

6.2. Access. Tenant shall give Landlord, its agents and employees, access to the Premises at all reasonable times upon at least 24 hours prior notice (which may be oral), and at any time in the case of an emergency (without notice), without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) upon reasonable notice, to show the Premises to prospective mortgagees and purchasers and to prospective tenants and in so doing, Landlord will use commercially reasonable efforts to minimize disruption of Tenant’s use and occupancy of the Premises. If representatives of Tenant shall not be present on the Premises to permit entry upon the Premises by Landlord or its agents or employees, at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter the Premises by means of a master key (or, in the event of any emergency, forcibly) without any liability whatsoever to Tenant and without such entry constituting an eviction of Tenant or a termination of this Lease. Landlord shall not be liable by reason of any injury to or interference with Tenant or Tenant’s business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenance or any equipment therein; provided Landlord agrees to use commercially reasonable efforts to minimize disruption of Tenant’s use and occupancy of the Premises. If at any time during the term of this Lease Tenant vacates or abandons the Premises, Landlord may enter the Premises at any time thereafter and without notice to Tenant, for the purpose of making such improvements to the Premises as Landlord deems reasonably necessary to make the Premises presentable and marketable, all at Tenant’s expense.

6.3. Condition. Other than repairs required to be performed by Landlord pursuant to the express provisions of Section 5.6, above, Tenant shall keep the Premises and all improvements, installations and systems therein in substantially the same order and condition as delivered to Tenant on the Commencement Date and repair all damage to the Premises and replace all interior glass broken by Tenant, its agents, employees or invitees, with glass of the same quality as that broken, except for glass broken by fire and extended coverage type risks, and Tenant shall commit no waste in the Premises. If the Tenant refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, after written notice from Landlord of the need therefor, Landlord may make such repairs at the expense of Tenant and such expense shall be collectible as additional rent. Any such repairs and any labor performed or materials furnished in, on or about the Premises shall be performed and furnished by Tenant in strict compliance with all applicable Governmental Requirements. Without limitation of the foregoing, Landlord shall have the right to approve any and all contractors and suppliers to furnish materials and labor for such repairs, which approval will not be unreasonably withheld or delayed. Any contractors performing services for Tenant on or about the Premises or Building shall be subject to the requirements governing work by Tenant’s contractors as set forth in Exhibit “F” attached hereto and made a part hereof.

6.4. Surrender. Upon the termination of this Lease in any manner whatsoever, Tenant shall remove Tenant’s goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, damage from fire and other insured casualty and repairs which are Landlord’s obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant. To the fullest extent permitted by applicable Law, Tenant’s Security Deposit may be applied to offset Landlord’s costs set forth in the preceding sentence.

6.5. Signs. Tenant shall not place signs on or about any part of the Building, or on the outside of the Premises or on the exterior doors, windows or walls of the Premises, except on doors and then only of a type and with lettering and text approved by Landlord, which approval will not be unreasonably withheld provided such signage is consistent with Building Standards (as defined in Exhibit “F”).

6.6. Care; Insurance. Tenant shall not overload, damage or deface the Premises or do any act which might make void or voidable any insurance on the Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, within five (5) days of demand, any such increase or extra premium).

6.7. Alterations; Additions. Tenant shall not make any alteration of or addition to the Premises without the prior written approval of Landlord (except for work of a decorative nature). Such approval shall not be unreasonably withheld for nonstructural interior alterations, provided that (i) no Building systems, structure, or areas outside of the Premises are affected by such proposed alteration, and (ii) if applicable, reasonably detailed plans and specifications for construction of the work, including but not limited to any and all alterations having any impact on or affecting any electrical systems, telecommunications systems, plumbing, HVAC, sprinkler system and interior walls and partitions, are furnished to Landlord for Landlord’s approval in advance of commencement of any work. All such alterations and additions, as well as all fixtures, equipment, improvements and appurtenances installed in and affixed to the Premises at the inception of this Lease term (but excluding Tenant’s trade fixtures and modular furniture systems) shall, upon installation and at Landlord’s sole option, become and remain the property of Landlord. All such alterations and additions shall be maintained by Tenant in the same manner and order as Tenant is required to maintain the Premises generally and, at Landlord’s option, upon termination of the term hereof, shall be removed at Tenant’s cost without damage to the Premises upon surrender. Landlord’s option in the preceding sentence will be exercised by written notice to Tenant delivered within thirty (30) days after Landlord receives a request from Tenant in writing (which request may be delivered anytime during the last six (6) months of the term of this Lease). All alterations and additions by Tenant shall be performed in accordance with the plans and specifications therefor submitted to and approved by Landlord, in a good and workerlike manner and in conformity with all Governmental Requirements. In addition, all such alterations and additions shall be performed at Tenant’s sole cost and expense in strict compliance with the requirements governing work by Tenant’s contractors as set forth below.

(a) Work by Tenant’s Contractors. Tenant may, at its sole expense, select and employ its own contractors for specialized work in the Premises which is not to be performed by Landlord, such as telephone installation, installation of computer and other specialized equipment, special cabinetwork and millwork, and for other similar decorative, cosmetic and non-structural alterations, additions or installations to the Premises which do not affect any Building systems, structure, or areas outside of the Premises (collectively, the “Tenant Work”), subject to the following qualifications, conditions and limitations:

(i) If Tenant is required to obtain Landlord’s approval of any work under the terms of this Lease, Tenant shall first obtain the approval of Landlord in writing of the specific work it proposes to perform and shall furnish Landlord with reasonably detailed plans and specifications for construction of the work and/or such other reasonable information requested by Landlord in connection therewith (such approval by Landlord not to be unreasonably withheld, conditioned or delayed);

(ii) The Tenant Work shall be performed by responsible contractors and subcontractors, properly licensed to work and approved in advance by Landlord (such approval by Landlord not to be unreasonably withheld, conditioned or delayed). Notwithstanding Landlord’s approval of any contractor or subcontractor, none of Tenant’s contractors and/or subcontractors shall, in Landlord’s reasonable opinion, prejudice Landlord’s relationship with Landlord’s contractors or subcontractors, or the relationship between the contractors and their subcontractors or employees, or disturb harmonious labor relations. Each of Tenant’s contractors and subcontractors shall, if requested by Landlord, execute an indemnification agreement satisfactory to Landlord agreeing, inter alia, to repair any damage to the Building and to indemnify, defend and hold Landlord harmless from and against all damage and loss incurred by Landlord as a result of work performed by Tenant, the general contractor and/or its subcontractor(s);

(iii) Tenant shall have sole responsibility for compliance with all applicable Governmental Requirements relating to the performance of any Tenant Work, and shall at its expense procure all permits necessary with respect to the work to be performed by Tenant’s contractors or subcontractors;

(iv) No such work shall be performed in such manner or at such times as to interfere with any work being done by any of Landlord’s contractors or subcontractors in the Premises or in the Building generally (provided that Landlord gives Tenant reasonable prior notice of the performance of any such work by Landlord’s contractors or subcontractors); and

(v) Tenant and its contractors and subcontractors shall be solely responsible for the transportation, storage and safekeeping of materials and equipment used in the performance of any work, for the removal of waste and debris resulting therefrom on a daily basis, and for any damage caused by them to any installations or work performed by Landlord’s contractors and subcontractors; and Tenant’s contractors and subcontractors shall each deliver to Landlord a certificate of insurance indicating contractor liability in amounts and with companies and otherwise reasonably satisfactory to Landlord, naming the Premises as an insured site, and naming Landlord and the managing agent for the Building as additional insureds.

(b) Scheduling. Without limiting any other requirements applicable to any work to be performed by or on behalf of Tenant, all of the Tenant Work (including, without limitation, the use of the freight elevator) shall be scheduled so as to avoid any unreasonable disruption to the ordinary operation of the Building and all other tenants’ and occupants’ use and enjoyment thereof. Furthermore, Tenant agrees that any work that may result in excessive noise or vibration (such as, but without limitation, demolition work and coring holes, using screw guns to attach items to the floor and shooting studs into the floor) must be accomplished outside of Business Hours.

6.8. Mechanics’ Liens. Tenant shall not permit mechanic’s or other liens to be placed upon the Property or Premises in connection with any work or service done or purportedly done by or for the benefit of Tenant (excluding work contracted and paid for by Landlord). If a lien is so placed, Tenant, within ten (10) days after notice from Landlord, (i) shall discharge (by bonding or otherwise) any mechanics’ lien for material or labor claimed to have been furnished to the Premises on Tenant’s behalf (except for work contracted for by Landlord), (ii) shall deliver to Landlord satisfactory evidence thereof, and (iii) shall indemnify and hold harmless Landlord from any loss incurred in connection therewith. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall, within ten (10) days after receipt of an invoice from Landlord, reimburse Landlord for any amount paid by Landlord, including reasonable attorneys’ fees, to bond or insure over the lien or discharge the lien.

6.9. Vending Machines. Tenant shall not install or authorize the installation of any coin operated vending machines within the Premises, except machines for the purpose of dispensing coffee, snack foods and similar items to the employees and business visitors of Tenant for consumption upon the Premises, the installation and continued maintenance and repair of which shall be at the sole cost and expense of Tenant.

6.10. Rules and Regulations. Tenant shall observe the rules and regulations annexed hereto as Exhibit “E,” as the same may from time to time be amended by Landlord in its reasonable discretion for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.

6.11. Environmental Compliance. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any “Waste” (as defined below) upon or about the Building, or permit Tenant’s employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Building or the Premises. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises pursuant to the terms of this Lease), provided: (a) such substance shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Governmental Requirements and the manufacturers’ instructions therefor, (b) such substances shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Premises in compliance with all applicable Governmental Requirements, and as Landlord shall reasonably require, (c) if any applicable Governmental Requirement or Landlord’s trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

(a) Generally. Tenant shall promptly notify Landlord of: (a) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Waste on the Premises or the migration thereof from or to the Building, (b) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Waste, (c) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Waste on or from the Premises, and (d) any matters where Tenant is required by any Governmental Requirement to give a notice to any governmental or regulatory authority respecting any Waste on the Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Governmental Requirement. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Waste then used, stored, or maintained upon the Premises and the use and approximate quantity of each such material. Tenant shall also furnish Landlord with a copy of any material safety data sheet (“MSDS”) issued by the manufacturer as well as any written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Governmental Requirement. For purposes hereof: (A) the term “Waste” shall mean any hazardous or radioactive material, polychlorinated biphenyls, friable asbestos or other hazardous or medical waste substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or by any other federal, state or local law, statute, rule, regulation or order (including any Governmental Requirements) concerning environmental matters, or any matter which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a MSDS; and (B) the term “Governmental Requirement” shall be deemed to include, without limitation, any and all regulations concerning environmental matters promulgated by the New Jersey Department of Environmental Protection or other applicable governmental authorities in the State of New Jersey.

(b) Discharge. If any Waste is released, discharged or disposed of by Tenant or any other occupant of the Premises claiming through Tenant, or their employees, agents or contractors, in or about the Building in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Governmental Requirements clean up and remove the Waste from the Building and clean or replace any affected property at the Building (whether or not owned by Landlord), at Tenant’s expense. Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any Authority having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Paragraph within five (5) business days after written notice by Landlord, or such shorter time as may be required by any Governmental Requirement or in order to minimize any imminent hazard to any person or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant’s agent through contractors or other parties selected by Landlord, at Tenant’s expense (without limiting Landlord’s other remedies under this Lease or applicable Governmental Requirement). If any Waste is released, discharged or disposed of on or about the Building and such release, discharge, or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Paragraph 8 to the extent that the Premises or common areas serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Paragraph 8. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have no liability or obligation pursuant to this Lease with regard to any Waste or violations of Governmental Requirements existing at, on or under the Premises or the Property prior to the Commencement Date, except to the extent any such Waste is aggravated by Tenant.

(c) Landlord’s Cleanup Rights. Without relieving Tenant of its obligations under this Lease and without waiving any default by Tenant under this Lease, Landlord will have the right, but not the obligation, to take such action as Landlord deems necessary or advisable to cleanup, remove, resolve or minimize the impact of or otherwise deal with any spill or discharge of any hazardous substance or hazardous waste on or from the Premises. If a spill or discharge arises out of or relates to Tenant’s use and occupancy of the Premises, or if a spill or discharge is caused by the act, negligence or omission of Tenant or Tenant’s Visitors, then Tenant shall, on demand, pay to Landlord all costs and expenses incurred by Landlord in connection with any action taken in connection therewith by Landlord.

(d) ISRA. If Tenant’s operations at the Premises now or hereafter constitute an “Industrial Establishment” (as defined under the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K et seq. (as may be amended or modified from time to time, including the accompanying regulations, “ISRA”)) or are subject to the provisions of any other Governmental Requirement, then Tenant agrees to comply, at its sole cost and expense, with all requirements of ISRA and any other applicable Governmental Requirement to the satisfaction of Landlord and the governmental entity, department or agency having jurisdiction over such matters (including, but not limited to, performing site investigations and performing any removal and remediation required in connection therewith) in connection with (i) the occurrence of the Termination Date, (ii) any termination of this Lease prior to the Termination Date, (iii) any closure, transfer or consolidation of Tenant’s operations at the Premises, (iv) any change in the ownership or control of Tenant, (v) any permitted assignment of this Lease or permitted sublease of all or part of the Premises or (vi) any other action by Tenant which triggers ISRA or any other Governmental Requirement.

(e) Compliance with ISRA. Tenant further agrees to implement and execute all of the provisions of this section in a timely manner so as to coincide with the termination of this Lease or to coincide with the vacating of the Premises by Tenant at any time during the term of this Lease. In connection with subsection (a) above, if, with respect to ISRA, Tenant fails to obtain a no further action and covenant not to sue letter from the New Jersey Department of Environmental Protection or to otherwise comply with the provisions of ISRA prior to the Termination Date, or if, with respect to any other Governmental Requirement, Tenant fails to fully comply with the applicable provisions of such other Governmental Requirement prior to the Termination Date, Tenant will be deemed to be a holdover tenant and shall pay rent at the rate set forth in Section 15 and shall continue to diligently pursue compliance with ISRA and/or such other Governmental Requirement. Upon Tenant’s full compliance with the provisions of ISRA or of such other Governmental Requirement, Tenant shall deliver possession of the Premises to Landlord in accordance with the provisions of this Lease and such holdover rent shall be adjusted as of said date.

(f) Tenant’s Cooperation. If, in order to comply with any Governmental Requirement, Landlord requires any affidavits, certifications or other information from Tenant, Tenant shall, at no charge to Landlord, deliver the same to Landlord within five (5) business days of Landlord’s request therefor.

(g) Survival. Tenant’s obligations under this Section 6.11 shall survive the expiration or earlier termination of this Lease.

(h) North American Industry Classification System. Tenant hereby represents and warrants to Landlord that Tenant’s operations at the Premises will at all times have the following North American Industry Classification System code: 54173.

7.	Subletting and Assigning.

7.1. General Restrictions. Tenant shall not assign this Lease or sublet all or any portion of the Premises (either a sublease or an assignment hereinafter referred to as a “Transfer”) without first obtaining Landlord’s prior written consent thereto, which shall not be unreasonably withheld, conditioned or delayed, subject to the terms of this Paragraph 7. By way of example and without limitation (and without affecting any of Landlord’s rights under Section 365 of the Bankruptcy Code), the parties agree it shall be reasonable for Landlord to withhold consent: (1) if the financial condition of the proposed transferee is not at least equal, in Landlord’s reasonable determination, to the financial condition (as of the date of this Lease) of the Tenant named herein; (2) if the proposed use within the Premises conflicts with the use provisions or restrictions on tenants or occupants set forth herein or is incompatible, inconsistent, or unacceptable with the character, use and image of the Building or the tenancy at the Building in Landlord’s reasonable opinion, or conflicts with exclusive use rights granted to another tenant of the Building; (3) if the business reputation and experience of the proposed transferee is not sufficient, in Landlord’s reasonable opinion, for it to operate a business of the type and quality consistent with other tenants in the Building; (4) if the document creating the Transfer is not reasonably acceptable to Landlord; (5) the nature of the fixtures and improvements to be performed or installed are not consistent with general office use and the terms of this Lease; (6) if the proposed transferee is an existing tenant of Landlord (except if Landlord has no other available space) or is currently negotiating or has negotiated within the prior six (6) months with Landlord for other space in the Building or the Property; (7) if the proposed user is a governmental or quasi-governmental agency; (8) if the proposed transferee will be using or if Landlord has reasonable cause to believe that it is likely to use Waste at the Premises other than those types of Waste normally used in general office operations in compliance with applicable Governmental Requirements; (9) if Landlord has reasonable cause to believe that the proposed transferee’s assets, business or inventory would be subject to seizure or forfeiture under any laws related to criminal or illegal activity; (10) if Tenant publicly markets the proposed Transfer space for less than Landlord’s then-current rental rates for the Building; (12) if the proposed user is subject to sovereign immunity, or (13) if any Mortgagee or Ground Lessor (as defined in Paragraph 13.1) withholds, conditions or delays its consent to a proposed assignment or sublease pursuant to a right to do so under such mortgage, deed to secure debt, deed of trust or other similar security instrument or under any underlying lease. If Landlord consents to a Transfer, such consent, if given, will not release Tenant from its obligations hereunder and will not constitute a consent to any further Transfer. Tenant shall furnish to Landlord, in connection with any request for such consent, reasonably detailed information as to the identity and business history of the proposed assignee or subtenant, as well as the proposed effective date of the Transfer and, prior to the execution thereof, a complete set of the final documentation governing such Transfer, all of which shall be reasonably satisfactory to Landlord in form and substance. If Landlord consents to any such Transfer, the effectiveness thereof shall nevertheless be conditioned on the following: (i) receipt by Landlord of a fully executed copy of the full documentation governing the Transfer, in the form and substance approved by Landlord (which approval will not be unreasonably withheld or delayed), (ii) any subtenant shall acknowledge that its rights arise through and are limited by the Lease, and shall agree to comply with the Lease (with such exceptions as may be consented to by Landlord including, without limitation, an agreement by subtenant to pay all Minimum Rent and additional rent due under such sublease directly to Landlord upon Landlord’s written request therefor), and (iii) any assignee shall assume in writing all obligations of Tenant hereunder from and after the effective date of such Transfer. Tenant shall not advertise or otherwise disseminate any information regarding the Building or the Premises (including, without limitation, rental rates or other terms upon which Tenant intends to Transfer) to potential assignees and/or subtenants without in each instance obtaining Landlord’s prior written approval and consent (which consent will not be unreasonably withheld) as to the specific form and content of any such advertisement, statement, offering or other information (including, without limitation, approval of rental rates and terms). Landlord’s acceptance of any name for listing on the Building Directory will not be deemed, nor will it substitute for, Landlord’s consent, as required by this Lease, to any Transfer, or other occupancy of the Premises. Tenant shall not mortgage or encumber this Lease, or otherwise collaterally assign its leasehold interest hereunder.

7.2. Definitions. For purposes hereof, a Transfer shall include any direct or indirect transfer, in any single or related series of transactions, of (i) fifty percent (50%) or more of the voting stock of a corporate Tenant; (ii) fifty percent (50%) or more of the interests in profits of a partnership or limited liability company Tenant; or (iii) effective voting or managerial control of Tenant; provided, however, that the foregoing shall not apply to a tenant a majority of whose ownership interests are publicly-traded on a nationally-recognized exchange, and provided, further, that the foregoing shall not apply to the Offering. For purposes hereof, a “Qualified Purchaser” means any person or entity unrelated to Tenant with whom Tenant shall enter into a binding agreement subsequent to the date of this Lease pursuant to which such person or entity shall agree to acquire all or substantially all of the assets of Tenant (including, without limitation, all of the right, title and interest of Tenant as the lessee under this Lease) or stock or ownership interests of Tenant. For purposes hereof, “Tangible Net Worth” means, with respect to any person or entity and at the time in question, the “tangible net worth” of such person or entity, as determined in accordance with generally accepted accounting principles, consistently applied, and being the amount by which the aggregate value of the tangible assets of such person or party (excluding goodwill and all other intangible assets of such person or entity) shall exceed the aggregate value of the liabilities of such person or entity.

7.3. Procedure for Approval of Transfer. If Tenant wishes to request Landlord’s consent to a Transfer, Tenant shall submit such request to Landlord, in writing, together with reasonably detailed financial information and information as to the identity and business information and business history of the proposed transferee, as well as the proposed effective date of the Transfer and the area or portion of the Premises which Tenant wishes to Transfer (the “Transfer Space”), together with the sum of One Thousand Dollars ($1,000.00) (the “Transfer Fee”). If Tenant’s request includes all of the information and Transfer Fee described in the immediately preceding sentence and Landlord fails to respond or request additional information from Tenant within thirty (30) days after receipt of Tenant’s proper request for approval, then Tenant shall submit an additional request to Landlord, setting forth the same information and further notifying Landlord on such request, on a covering letter in all capital letters and bold-face type, that Landlord’s failure to respond or request additional information from Tenant within an additional ten (10) business days shall be deemed an approval (such notice is hereinafter referred to as an “Automatic Approval Notice”). If Landlord fails to respond or request additional information from Tenant within such additional ten (10) business days, such failure to so respond shall be deemed a consent to the Transfer. If Landlord requests additional information, Landlord shall respond within the later of (i) ten (10) business days after receipt of all requested information, or (ii) the expiration of the thirty (30) day period set forth above; and Landlord’s failure to do so shall be deemed a consent to the Transfer so long as such additional information shall include (on a covering letter in all capital letters and in bold-face type) an Automatic Approval Notice. If Landlord consents to any such Transfer, such consent shall be given on Landlord’s form of consent (which consent shall include, among other things, an acknowledgment by the transferee that its rights arise through and are limited by the Lease, that the transferee agrees to comply with the Lease (with such exceptions as may be consented to by Landlord), and a written acknowledgment by Tenant evidencing that Tenant is not released from its obligations under this Lease), which consent document shall be executed by Tenant and the transferee of Tenant. It shall nevertheless be a condition to the deemed effectiveness thereof that Landlord be furnished with a fully executed copy of the full documentation governing the Transfer, in the form and substance approved by Landlord, and that Tenant shall pay Landlord’s reasonable third-party expenses (including, without limitation, the Transfer Fee) in connection with the proposed Transfer. It shall not be unreasonable for Landlord to object to Transfer document provisions which, inter alia, attempt to make Landlord a party to the Transfer document or impose any obligation on Landlord to the subtenant.

7.4. Recapture. Upon receipt of Tenant’s request for consent to a proposed Transfer, Landlord may elect to recapture the Transfer Space. Landlord’s election to recapture must be in writing and delivered to Tenant within thirty (30) days of Landlord’s receipt of Tenant’s request for permission to Transfer all or a portion of the Premises. Landlord’s recapture shall be effective (the “Effective Date”) on a date selected by Landlord, which date shall be (i) on or before the date which is thirty (30) days after the proposed effective date of the Transfer, as specifically set forth in Tenant’s written request to Landlord for consent to a proposed Transfer, or (ii) if Tenant’s written request to Landlord for consent to a proposed Transfer does not contain a proposed effective date, then on or before the date which is thirty (30) days after Landlord’s election to recapture the Transfer Space; and with respect to the Transfer Space, this Lease shall be terminated and Tenant shall be released under this Lease, subject to any continuing liabilities or obligations of Tenant which remain delinquent or uncured with respect to the period prior to the Effective Date.

7.5. Conditions. In the event Landlord consents to a Transfer of all or any portion of the Premises, Landlord may condition its consent, inter alia, on agreement by Tenant and its assignee and/or subtenant, as the case may be, that fifty percent (50%) of any rental payable under such Transfer arrangement which exceeds the amount of rental payable hereunder be payable to Landlord (after deduction by Tenant for the reasonable and necessary costs associated with such Transfer amortized over the remaining term of the Lease) as consideration of the granting of such consent. Nothing herein shall, however, be deemed to be a consent by Landlord of any Transfer or a waiver of Landlord’s right not to consent to any Transfer. Any purported Transfer not in accordance with the terms hereof shall at Landlord’s option, to be exercised at any time after Landlord becomes aware of any such purported Transfer, be void, and may at Landlord’s option be treated as an Event of Default hereunder.

7.6. Special Conditions for Transfers to Affiliates of Tenant. Notwithstanding anything to the contrary set forth above, Tenant shall be permitted without Landlord’s prior written consent, but subject to the terms of this subparagraph 7.6, to Transfer all or a portion of the Premises to an “Affiliate” of Tenant or a Qualified Purchaser (so long as such Qualified Purchaser shall demonstrate in writing to Landlord on or before the effective date of such Transfer that as of the effective date of such Transfer the Tangible Net Worth of such Qualified Purchaser (as set forth on financial statements delivered to Landlord by such Qualified Purchaser) shall be equal to or greater than the Tangible Net Worth of Tenant immediately prior to such Transfer. For purposes of this subparagraph, Affiliate shall mean: (i) the entity which owns fifty percent (50%) or more of Tenant’s outstanding common stock, general or limited partnership interest, or other legal or beneficial ownership interest of Tenant (the “Parent Company”), or (ii) an entity which has fifty percent (50%) or more of its outstanding common stock, general or limited partnership interest, or other legal or beneficial ownership interest owned by Tenant or the Parent Company, or (iii) an entity which, pursuant to applicable state law, is the surviving entity in a merger, consolidation or reorganization involving Tenant. The effectiveness of such Transfer to an Affiliate of Tenant shall nevertheless be conditioned on the following: (a) Landlord receiving a fully executed copy of the full documentation governing the Transfer, in the form and substance reasonably approved by Landlord, and (b) such subtenant shall acknowledge that its rights arise through and are limited by the Lease, and shall agree to comply with the Lease (with such exceptions as may be consented to by Landlord), and (c) a written acknowledgment by Tenant evidencing that Tenant is not released from its obligations under this Lease.

7.7. No Release. Notwithstanding any assignment of this Lease or subletting of all or part of the Premises, whether or not Landlord’s consent is required and/or obtained, the entity specifically named as the “Tenant” in the introductory paragraph of this Lease, and each and every applicable successor-in-interest to such named Tenant, shall be and remain fully liable under all of the terms and provisions of this Lease.

8. Fire or Other Casualty. In case of damage to the Premises or those portions of the Building providing access or essential services thereto, by fire or other casualty, Landlord shall, at its expense, cause the damage to be repaired to a condition as nearly as practicable to that existing prior to the damage, with reasonable speed and diligence, subject to delays which may arise by reason of adjustment of loss under insurance policies, Governmental Requirements, and for delays beyond the control of Landlord, including a “force majeure” (as defined below). Landlord shall not, however, be obligated to repair, restore, or rebuild any of Tenant’s property or any alterations or additions made by or on behalf of Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant, or Tenant’s visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof except, to the extent and for the time that the Premises are thereby rendered untenantable, the rent shall proportionately abate. In the event the damage shall involve the Building generally and shall be so extensive that Landlord shall decide, at its sole discretion, not to repair or rebuild the Building, or if the casualty shall not be of a type insured against under standard fire policies with extended type coverage, or if the holder of any mortgage, deed of trust or similar security interest covering the Building shall not permit the application of adequate insurance proceeds for repair or restoration, this Lease shall, at the sole option of Landlord, exercisable by written notice to Tenant given within sixty (60) days after Landlord is notified of the casualty and to the extent thereof, be terminated as of a date specified in such notice (which shall not be more than ninety [90] days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date and Tenant shall thereupon promptly vacate the Premises.

After the occurrence of a fire or other casualty which involves the Building generally or which renders the Premises or a portion thereof untenantable, Landlord shall promptly furnish to Tenant an estimate of the time necessary to repair and rebuild the Building and/or the Premises, as applicable (such estimated time for completion of the repair and restoration of the Building is hereinafter referred to as the “Estimated Time”). If at least fifty percent (50%) of the Premises is rendered untenantable as the result of the fire or other casualty, and if the Estimated Time exceeds one hundred eighty (180) days, Tenant may, but only within twenty (20) days after Tenant’s receipt of the notice of Estimated Time, terminate this Lease by written notice to Landlord. If Tenant does not so terminate, this Lease (subject to the provisions set forth herein), shall remain in effect regardless of whether the actual rebuild time differs from the Estimated Time; provided, however, in the event the rebuild is not completed within thirty (30) days after the expiration of the Estimated Time (calculated from the date Tenant received the notice of the

Estimated Time from Landlord), Tenant shall have the further right to terminate this Lease by written notice to Landlord, but only within twenty (20) days after the expiration of such thirty (30) day period and further provided that if Landlord completes the rebuild within thirty (30) days after receiving Tenant’s termination notice, such termination shall be negated and deemed null and void and this Lease shall continue in full force and effect.

9.	Regarding Insurance and Liability.

9.1. Damage in General. Tenant agrees that Landlord and its Building manager and their respective partners, officers, employees and agents shall not be liable to Tenant, and Tenant hereby releases such parties, for any personal injury or damage to or loss of personal property in the Premises from any cause whatsoever except to the extent that such damage, loss or injury is the result of the gross negligence or willful misconduct of Landlord, its Building manager, or their partners, officers, employees or agents. Landlord and its Building manager and their partners, officers or employees shall not be liable to Tenant for any such damage or loss whether or not the result of their gross negligence or willful misconduct to the extent Tenant is compensated therefor by Tenant’s insurance or would have been compensated therefor under the insurance policies required to be maintained by Tenant under Section 9.3 of this Lease (if such policies are not maintained by Tenant). Notwithstanding anything contained in this Lease to the contrary, in no event shall Landlord, its Building manager, or their partners, officers, employees or agents be liable to Tenant or any other party for any lost profits, lost business opportunities or consequential, punitive or exemplary damages (regardless of foreseeability).

9.2. Indemnity.

(a) Subject to Paragraph 9.4 below, Tenant shall defend, indemnify and save harmless Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, suits, demands, costs, charges and expenses, including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents or employees by reason of any of the following which shall occur during the term of this Lease, or during any period of time prior to the Commencement Date hereof or after the expiration date hereof when Tenant may have been given access to or possession of all or any part of the Premises:

(i) any work or act done in, on or about the Premises or any part thereof at the direction of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, except if such work or act is done or performed by Landlord or its agents or employees;

(ii) any negligence or other wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

(iii) any accident, injury or damage to any person (including Tenant’s employees and agents) or property occurring in, on or about the Premises or any part thereof, except only to the extent that such accident, injury or damage is caused solely by the gross negligence or willful misconduct of Landlord, its employees or agents; and

(iv) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

(v) Tenant’s indemnity obligations as aforesaid shall not be limited or affected by the provisions of any Worker’s Compensation Acts, disability benefits acts or other employee benefits acts or similar acts or statutes.

(b) Landlord shall defend, indemnify and hold harmless Tenant and its officers, directors, shareholders, employees and agents from and against any and all third party claims, actions, damages, liability and expense (including all reasonable attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from any gross negligence or willful act of Landlord, its agents, contractors or employees. Landlord’s indemnity obligations as aforesaid shall not be limited or affected by the provisions of any Worker’s Compensation Acts, disability benefits acts or other employee benefits acts or similar acts or statutes

(c) In the event of a third party claim which is subject to indemnification by either party pursuant to this Lease (the “Indemnifying Party”), the indemnified party (the “Indemnified Party”) shall notify the Indemnifying Party of such claim in writing within a reasonable time period after its receipt of notice of such claim. The failure of the Indemnified Party to notify the Indemnifying Party promptly after receipt of notice of the claim shall not, however, preclude the Indemnified Party from seeking indemnification hereunder except to the extent such failure has materially prejudiced the ability of the Indemnifying Party to defend such claim or has caused the Indemnifying Party to suffer actual loss, in which case the Indemnifying Party’s obligations hereunder shall be reduced by the amount of such actual loss. The Indemnifying Party shall promptly defend such claim by counsel selected by the Indemnifying Party or its insurance carrier, and reasonably approved by the Indemnified Party, and the Indemnified Party shall cooperate with the Indemnifying Party in the defense of such claim, including entering into a settlement of the matter on any reasonable basis proposed by the Indemnifying Party and consented to by the Indemnified Party, which consent shall not be unreasonably withheld, provided that (a) the Indemnifying Party shall be responsible for all costs and expenses of such settlement, and (b) in no event will the Indemnified Party be required to accept any settlement under which it is required to admit liability or to undertake any non-monetary executory obligations unless approved by the Indemnified Party in its sole and absolute discretion. The foregoing notwithstanding, the Indemnified Party shall have the right to retain its own separate counsel in connection with the defense of any such claim, provided that any such separate representation shall be at the Indemnified Party’s sole cost and expense unless either (A) the Indemnifying Party fails, within a reasonable time period after notice of a claim (which shall in no event later than ten (10) business days prior to the due date for the initial responsive pleading required to be filed by the Indemnified Party in any legal action brought in connection with such claim) to defend the Indemnified Party (in which event the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim, and retain its own legal counsel, at the expense of and for the account and risk of, the Indemnifying Party), or (B) there is a conflict of interest between the Indemnified Party and the Indemnifying Party which precludes the joint representation of both parties by a single legal counsel under applicable principles of legal ethics without the discretionary consent of both parties (in which event the

Indemnifying Party shall pay all legal expenses, including without limitation reasonable attorneys’ fees, incurred by the Indemnified Party in retaining separate counsel to represent the Indemnified Party in such matter). the Indemnified Party shall provide access, at any reasonable time, to such information relating to the matter which is subject to such indemnification as is within the Indemnified Party’s possession, custody or control, to the extent necessary for the Indemnifying Party to conduct such defense.

9.3. Tenant’s Insurance. At all times during the term hereof, Tenant shall maintain in full force and effect with respect to the Premises and Tenant’s use thereof, commercial general liability insurance, naming Landlord, Landlord’s agent and Landlord’s mortgagee (and such other parties as Landlord may request in writing) as additional insureds, covering injury to persons in amounts at least equal to $2,000,000.00 per occurrence and $2,000,000.00 general aggregate. In addition to commercial general liability insurance, Tenant shall also be responsible, at Tenant’s own cost, to keep and maintain (i) insurance in respect of and covering Tenant’s own furniture, furnishings, equipment and other personal property, and all improvements made by or on behalf of Tenant, all insured for the replacement cost thereof, against all risks and hazards, including but not limited to sprinkler and leakage damage, and theft (collectively, “Personal Property Insurance”), and (ii) workers’ compensation insurance with respect to and covering all employees and agents of Tenant in accordance with applicable law. With respect to Tenant’s commercial general liability insurance and Personal Property Insurance, (i) no insurance coverage shall contain a deductible in excess of $50,000.00 and $10,000.00, respectively, without the prior written consent of Landlord (which consent will not be unreasonably withheld), (ii) all deductibles shall be paid by Tenant, assumed by Tenant, for the account of Tenant, and at Tenant’s sole risk, (iii) Tenant’s insurer shall be licensed or authorized to do business in the State of New Jersey and shall have a policyholder rating of at least A- and be assigned a financial size category of at least Class IX as rated in the most recent edition of “Best’s Key Rating Guide” for insurance companies or a rating of at least AAA as rated by Standard & Poor’s, (iv) such insurance coverage provided shall be endorsed to be primary to any and all insurance carried by Landlord, with Landlord’s insurance being excess, secondary and non-contributing, (v) Landlord, and provided Landlord delivers written notice to Tenant of the identity thereof, Landlord’s manager of the Building and all holders of a deed to secure debt or other such security instrument and the landlord under any underlying lease shall be an additional insured on all such policies, and (vi) all policies of liability insurance specified in this Lease shall specifically insure Tenant’s contractual liability under this Lease. Tenant shall also carry, at Tenant’s own cost and expense, such other insurance, in amounts and for coverages and on such other terms as Landlord may from time to time deem commercially reasonable and appropriate, provided that such coverages and amount are consistent with those being required of landlords of other comparable properties in the geographic area in which the Property is located. Tenant assumes all risk of loss of any or all of its personal property. Each of the foregoing policies shall require the insurance carrier to give at least thirty (30) days prior written notice (ten (10) days in the case of non-payment) to Landlord and to any mortgagee named in an endorsement thereto of any cancellation thereof, and each such policy shall be issued by an insurer and in a form satisfactory to Landlord. Tenant shall lodge with Landlord at or prior to the Commencement Date evidence of the insurance required hereunder acceptable to Landlord, together with evidence of paid-up premiums, which evidence shall include, if required by Landlord, a duplicate original of such commercial general liability insurance policy, certificates of insurance for Personal Property Insurance and such workers’ compensation insurance, and duplicate originals or certificates of such insurance that Landlord may require Tenant to carry from time to time, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration.

9.4. Release and Waiver of Subrogation. Each party hereto hereby waives and releases any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is recovered under an insurance policy or policies (or would have been recovered under the insurance required to be obtained by the waiving party pursuant to this Lease, regardless of whether such insurance was, in fact, obtained) and to the extent such policy or policies contain provisions permitting such waiver of claims without invalidating all or any part of the coverage afforded thereby. Each party shall cause its insurers to issue policies containing such provisions.

9.5. Limitation on Personal Liability. Anything in this Lease, either expressed or implied, to the contrary notwithstanding, Tenant acknowledges and agrees that each of the covenants, undertakings and agreements herein made on the part of Landlord, while in form purporting to be covenants, undertakings and agreements of Landlord, are, nevertheless, made and intended not as personal covenants, undertakings and agreements of Landlord, or for the purpose of binding Landlord personally or the assets of Landlord, except Landlord’s equity interest in the Building; and that no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord, any member, manager or partner of Landlord, any parent or subsidiary of Landlord or any parent, subsidiary or partner of any partner of Landlord, or any of their respective heirs, personal representatives, successors and assigns, or officers or employees on account of this Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained, all such personal liability and personal responsibility, if any, being expressly waived and released by Tenant. In furtherance of the foregoing, if Landlord fails to perform any provision of this Lease which is Landlord’s obligation to perform, and as a consequence of such failure, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only (i) out of the proceeds of sale received upon levy against the right, title and interest of Landlord in the building, and/or (ii) to the extent not encumbered by a secured creditor, out of the rents or other incomes receivable by Landlord from the building.

9.6. Successors in Interest to Landlord, Mortgagees. The term “Landlord” as used in this Lease means, from time to time, the fee owner of the Building, or, if different, the party holding and exercising the right, as against all others (except space tenants of the Building) to possession of the entire Building. Landlord as above-named represents that it is the holder of such rights as of the date hereof. In the event of the voluntary or involuntary transfer of such ownership or right to a successor-in-interest of Landlord (“Successor Landlord”), Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue and Tenant shall look solely to such Successor Landlord for the performance of the covenants and obligations of the Landlord hereunder which shall thereafter accrue. The liability of any such Successor Landlord under or with respect to this Lease shall be strictly limited to and enforceable only out of its or their interest in the Building and Property, and shall not be enforceable out of any other assets. No Mortgagee or Ground Lessor (as defined in Paragraph 13.1) which shall become a Successor Landlord hereunder (either in terms of ownership or possessory rights) shall: (i) be liable for any previous act or omission of a prior Landlord, (ii) be bound by any amendment or modification of this Lease entered into after the date the Mortgage or Ground Lease was executed, or any waiver of the terms of this Lease made without its written consent, (iii) be liable for any construction of the improvements to be made to the Premises, or for any allowance or credit to Tenant for rent, construction costs or other expenses, (iv) be liable for any security deposit not actually received by it, (v) be subject to any right of Tenant to any offset, defense, claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of rent or performance of Tenant’s other obligations under this Lease, arising (whether under this Lease or under applicable law) from Landlord’s breach or default under this Lease (“Offset Right”) that Tenant may have against Landlord or any other party that was landlord under this Lease at any time before the occurrence of any attornment by Tenant (“Former Landlord”) relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment, (vi) be required to reconstruct or repair improvements following a fire, casualty or condemnation, (vii) be subject to any offset, defense, claim, counterclaim, reduction, deduction, or abatement arising from representations and warranties made by Former Landlord, (viii) be bound by any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease, (ix) be bound by any payment of rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment; or (x) be liable to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been actually delivered to Mortgagee by way of an assumption of escrow accounts or otherwise. The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s obligations as landlord under this Lease. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

9.7. Survival. The provisions of this Paragraph 9 shall survive the expiration or sooner termination of this Lease.

10. Eminent Domain. If the whole or a substantial part of the Building shall be taken or condemned for public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all right of the Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall, at the option of Landlord (or, only in the case of condemnation or taking of the entire Building or such partial taking as results in the untenantability of the Premises, at the option of Tenant), cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

11. Insolvency. Each of the following shall constitute an Event of Default by Tenant under this Lease, and upon the occurrence of any such Event of Default Landlord shall have, without need of any notice, the rights and remedies enunciated in Paragraph 12 of this Lease: (i) the commencement of levy, execution or attachment proceedings against Tenant or any of the assets of Tenant, or the application for or appointment of a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer; or (ii) the insolvency, under either the bankruptcy or equity definition, of Tenant; or (iii) the assignment for the benefit of creditors, or the admission in writing of an inability to pay debts generally as they become due, or the ordering of the winding-up or liquidation of the affairs of Tenant; or (iv) the commencement of a case by or against Tenant under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar laws, state or federal, or the determination by Tenant to request relief under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, state or federal, including, without limitation, the consent by Tenant to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequester or similar official for it or for any of its respective property or assets (unless, in the case of involuntary proceedings, the same shall be dismissed within sixty [60] days after institution).

12.	Default.

12.1. Events of Default. If (i) Tenant fails to pay rent or any other sums payable to Landlord hereunder when due and such default shall continue for five (5) days after it is due, or (ii) Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within thirty (30) days (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure [but in all events within sixty (60) days]) after written notice thereof by Landlord; provided, however, that Landlord shall not be required to give any such notice more than twice within any twelve (12) month period (each of the foregoing shall be an “Event of Default”). The events hereinafter enumerated shall also be deemed Events of Default under this Lease without any notice, grace or cure period: (a) if any of the events specified in Paragraph 11 occur, or (b) if Tenant shall fail to substantiate to Landlord Tenant’s satisfaction of its insurance requirements under this Lease at or prior to the Commencement Date or at any time during the term hereof, in accordance with the provisions of Paragraph 9.3 above, then, and in any of such cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter, without notice, have the option to pursue any one or more of the remedies set forth in Paragraph 12.2, at law or in equity.

12.2. Remedies. Upon the occurrence and during the continuance of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever except as otherwise expressly provided:

(a) Landlord, with or without terminating this Lease, may, without prejudice to any other remedy Landlord may have for possession, arrearages in rent or damages for breach of contract or otherwise, immediately or at any time thereafter reenter the Premises and expel or remove therefrom Tenant and all persons and entities claiming by or through Tenant (including, without limitation, any and all subtenants and assignees) and all property belonging to or placed on the Premises by, at the direction of or with the consent of Tenant or its assignees or subtenants, by force if necessary, without being liable to prosecution or any claim for damages therefor. Any demand, reentry and taking possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord;

(b) Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such time or times, at such rent or rents and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations or repairs to the Premises which it may reasonably deem necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including, but not limited to, the cost of any such alterations and repairs to the Premises, reasonable attorneys’ fees and brokerage commissions; and if this Lease shall not have been terminated, Tenant shall continue to pay all rent and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved in this Lease;

(c) Landlord, with or without terminating this Lease, may recover from Tenant all damages and expenses Landlord suffers or incurs by reason of Tenant’s default, including, without limitation, costs of recovering the Premises, attorneys’ fees and any unamortized value of Tenant Improvements and brokerage commissions, all of which shall be immediately due and payable by Tenant to Landlord immediately upon demand;

(d) Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination. Notwithstanding any termination of this Lease by Landlord, Tenant’s obligation to pay rent and other charges and damages as provided for under each subsection of this Section 12.2 shall continue in full force and effect (and shall survive such termination), provided that, upon such termination, at Landlord’s sole option (and in substitution for the rent-based damages otherwise recoverable by Landlord pursuant to subsection 12.2(b), above), Landlord shall have the right to recover from Tenant, as liquidated rent damages, the following:

(i) the worth, at the time of the award, of the unpaid rent that has been earned at the time of termination of this Lease; and

(ii) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of rent that could have been reasonably obtained by Landlord using reasonable diligence to relet the Premises; and

(iii) the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the Lease Term (including the then current extension period if applicable) after the time of the award exceeds the amount of rent that could have been reasonably obtained by Landlord using reasonable diligence to relet the Premises.

The following words and phrases as used in this Paragraph 12.2(d) shall have the following meanings:

(1) The “worth at the time of the award” as used in Paragraphs 12.2(d)(i) and (ii) shall be computed by allowing interest at the Default Rate.

(2) The “worth at the time of the award” as used in Paragraph 12.2(d)(iii) shall be computed by discounting the amount at the discount rate of eight percent (8%) per annum; and

(3) The term “time of the award” shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as set forth above or the date of entry of any determination, order or judgment of any court or arbitration board, whichever first occurs.

(e) Landlord may, in its sole discretion (without any waiver of such Event of Default and without any requirement of further notice to Tenant or opportunity to cure) immediately apply all or a portion of the Security Deposit to any or all of those obligations of Tenant due or to become due under this Lease. In the event of any such application, Tenant shall deposit with Landlord the amount necessary to restore the Security Deposit to the full amount then required to be on deposit within five (5) business days after Landlord sends written notice to Tenant that it has applied all or a portion of the Security Deposit (and Tenant’s failure to restore the Security Deposit to its full amount within such five (5) business day period shall constitute an automatic Event of Default without requiring any further notice or opportunity to cure).

12.3. No Duty to Relet. Landlord shall in no event be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon a reletting, except to the extent of Landlord’s obligations under law. Without limiting the foregoing general statement of Landlord’s rights in such regard, Landlord shall have no obligation to relet all or any portion of the Premises in preference or priority to any other space Landlord may have available for rent or lease elsewhere.

12.4. Bankruptcy. In the event of a voluntary or involuntary Chapter 11 or 7 bankruptcy filing by or against Tenant, Tenant shall not seek to extend the time to assume or reject this Lease (under Section 365(d)(4) of the Bankruptcy Code) to a date which is more than one hundred twenty (120) days subsequent to the filing date. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.

12.5. Waiver of Defects. Tenant hereby waives all errors and defects of a procedural nature in any proceedings brought against it by Landlord under this Lease and further waives the right to impose any counterclaim of any nature or description which is not directly related to this Lease in any such proceeding. Tenant further waives any notices to quit as may be required by applicable New Jersey law, as the same may have been or may hereafter be amended, and agrees that the notices provided in this Lease shall be sufficient in any case where a longer period may be statutorily specified. The acceptance by Landlord of any partial payment(s) by or for Tenant hereunder shall not constitute Landlord’s acceptance of such payment(s) as a satisfaction of Tenant’s payment obligation (notwithstanding any statement to the contrary on any correspondence accompanying such payment(s) and/or note(s) written on any check).

12.6. Non-Waiver by Landlord. The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment in the future of such performance or exercise, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

12.7. Partial Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Minimum Rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

12.8. Overdue Payments. If any payment required to be made by Tenant to Landlord under this Lease shall not have been received by Landlord by 5:00 pm local time on the fifth (5th) day after the date such payment is due, then (i) in addition to such payment, and in order to partially compensate Landlord for the extra expense incurred in the handling of overdue payments, Tenant shall pay Landlord a late fee equal to the greater of (a) five percent (5%) of such overdue payment or (b) two hundred fifty dollars ($250.00); and (ii) such overdue payment shall bear interest, from the date such overdue payment was due until it is paid, at the higher of (a) five percent (5%) above the highest prime rate published in the Wall Street Journal, if available (and, if not available, then such comparable substitute rate as may be selected by Landlord), from time to time, and (b) the rate of eighteen percent (18%) per annum (or, if lower, the highest legal rate); provided, however, that if on two (2) occasions in any calendar year a payment required to be made by Tenant to Landlord shall not have been received by Landlord by 5:00 pm local time on the date such payment is due, then, and for the next twelve (12) calendar months, Tenant shall not be entitled to the five (5) day grace period set forth above in this Paragraph, and the late fee shall be charged, and interest shall commence to accrue, if a payment is not received by Landlord by 5:00 pm local time on the date such payment is due. The late fee and interest set forth in this Paragraph shall not affect any other right or remedy available to Landlord as a result of a failure by Tenant to make any payment as required under this Lease.

12.9. Intentionally Deleted.

12.10. Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

12.11. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ARISING OUT OF THIS LEASE, OR THE USE AND OCCUPANCY OF THE PREMISES. TENANT HEREBY WAIVES THE RIGHT TO INTERPOSE ANY NON-MANDATORY COUNTERCLAIM IN ANY SUMMARY PROCEEDING BROUGHT BY LANDLORD AFTER AN EVENT OF DEFAULT, PROVIDED THAT (1) TENANT WILL NOT BE DEEMED TO HAVE WAIVED THE RIGHT TO ASSERT ANY SUCH NON-MANDATORY COUNTERCLAIM AS A DIRECT CLAIM AGAINST LANDLORD IN A SEPARATE ACTION AGAINST LANDLORD, AND (2) TENANT SHALL NOT SEEK TO CONSOLIDATE SUCH SEPARATE PROCEEDING WITH ANY SUCH SUMMARY PROCEEDING BROUGHT BY LANDLORD AGAINST TENANT.

13.	Subordination.

13.1. General. This Lease and Tenant’s interest herein is and shall be subject and subordinate to all ground or underlying leases (whether any or all, hereinafter referred to as a “Ground Lease”) of the entire Building and to any and all mortgages, deeds to secure debt, deeds of trust and similar security instruments (whether any or all, hereinafter referred to as a “Mortgage”) which may now or hereafter be secured upon the Building (or upon the Property), and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any lessor under any Ground Lease (a “Ground Lessor”) or holder of any Mortgage (a “Mortgagee”), but in confirmation of such subordination, Tenant shall, within ten (10) days after request, execute, acknowledge and deliver to Landlord or to any Ground Lessor or Mortgagee, any instrument or instruments that Landlord may reasonably require acknowledging such subordination. Tenant shall, upon demand, at any time or times, execute, acknowledge and deliver to Landlord or to any Ground Lessor or Mortgagee, as applicable, without expense, any and all instruments that may be necessary to make this Lease superior to the lien or security title or interest of any Mortgage or Ground Lease. If a holder of any Mortgagee or Ground Lessor, as applicable, or any other person or entity succeeding to the interests of such Mortgagee or Ground Lessor, shall hereafter succeed to the right of Landlord under this Lease, Tenant shall, at the option of such successor, attorn to and recognize such successor as Tenant’s landlord under this Lease without change in the provisions hereof and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor Landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease; provided, however, that such successor shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any amendment or modification to or termination of this Lease not in conformity with any such Mortgage or Ground Lease and entered into after the date of such Mortgage or Ground Lease, (iii) any act, omission or default by Landlord under this Lease (but such successor shall be subject to the continuing obligations of the Landlord hereunder first arising from and after such succession to the extent of such successor’s interest in the Building) or (iv) any credits, claims, counterclaims, setoffs or defenses which Tenant may have against Landlord, except as expressly set forth in this Lease. If Landlord shall so request, Tenant shall send to any Mortgagee or Ground Lessor of the Building designated by Landlord, a copy of any notice given by Tenant to Landlord alleging a material breach by Landlord in its obligations under this Lease.

13.2. Rights of Mortgagees and Ground Lessors. Tenant shall send to each Mortgagee and Ground Lessor of the Building or any part thereof (after notification of the identity of such Mortgagee or Ground Lessor and the mailing address thereof) copies of all notices that Tenant sends to Landlord of any default by Landlord under this lease; such notices to said Mortgagee or Ground Lessor shall be sent concurrently with the sending of the notices to Landlord and in the same manner as notices are required to be sent pursuant to Paragraph 14 hereof. Tenant will accept performance of any provision of this Lease by such Mortgagee and Ground Lessor as performance by, and with the same force and effect as though performed by, Landlord. If any default of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until (a) Tenant gives notice of such act or omission to Landlord and to each such Mortgagee and Ground Lessor, and (b) a reasonable period of time for remedying such act or omission elapses following the time when such Mortgagee or Ground Lessor becomes entitled to remedy same (which reasonable period shall in no event be less than the period to which Landlord is entitled under this Lease or otherwise, after similar notice, to effect such remedy and which reasonable period shall take into account such time as shall be required to institute and complete any foreclosure proceedings).

13.3. Modifications. If, in connection with obtaining, continuing or renewing financing for which the Building, Property or the Premises or any interest therein represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold, delay, condition or defer its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder, change the business terms of this Lease or adversely affect Tenant’s tenancy hereby created.

14. Notices. All notices and other communications hereunder, to be effective, must be in writing (whether or not a writing is expressly required hereby), and must be either (i) hand delivered, or (ii) sent by a recognized national overnight courier service, fees prepaid, or (iii) sent by United States registered or certified mail, return receipt requested, postage prepaid, or (iv) sent by facsimile transmission (with a confirmation copy immediately to follow by any of the methods of delivery set forth above); in all of the foregoing cases to the following respective addresses:

14.1. If to Landlord:

Princeton South Investors, LLC c/o Rubenstein Partners Cira Centre 2929 Arch Street 28th Floor Philadelphia, Pennsylvania 19104-2868
Attention:	Eric G. Schiela R. Bruce Balderson, Jr., Esq.
Fax: (215) 563-4110

With a required copy simultaneously to:

RPO Property Management, LLC

c/o Rubenstein Partners

Cira Centre

2929 Arch Street

28th Floor

Philadelphia, Pennsylvania 19104-2868

Attention: Craig G. Zolot

Fax: (215) 563-4110

14.2. If to Tenant:

Prior to the Commencement Date:

Celator Pharmaceuticals, Inc.

303B College Road East

Princeton NJ 08540

Attn: Fred Powell

Fax:

Following the Commencement Date:

Celator Pharmaceuticals, Inc.

Princeton South Corporate Center Condominium – Unit 2

200 PrincetonSouth Corporate Center

Ewing, New Jersey 08628

Attention: Fred Powell

Fax:

or at such other address or to the attention of such other person as either party may hereafter give the other for such purpose (and either party may, upon not less than five (5) business days’ prior written notice to the other, substitute and/or add new persons and/or addresses to which all notices hereunder shall be directed). Notices will be deemed to have been given (a) when so delivered (by hand delivery, courier service or facsimile transmission as aforesaid), or (b) three days after being so mailed (by registered or certified mail as aforesaid), but will in all events be deemed given no later than the date of actual receipt or refusal of delivery.

15. Holding Over. Should Tenant continue to occupy the Premises after expiration of the term of this Lease or any renewal or renewals thereof, or after a forfeiture or other termination thereof or of Tenant’s right of possession of the Premises, such tenancy shall (without limitation on any of Landlord’s rights or remedies therefor) be a tenancy-at-sufferance at a minimum monthly rent equal to 150% of the Minimum Rent and 100% of the additional rent payable for the last month of the term of this Lease and, in addition to the foregoing, all other charges payable with respect to such last month of this Lease and all damages suffered or incurred by

Landlord as a result of or arising from such holdover tenancy. Nothing contained herein shall grant Tenant the right to holdover after the term of this Lease has expired, and Tenant shall indemnify, defend and hold harmless Landlord from and against all losses, liabilities, costs and damages sustained by Landlord by reason of such retention of possession, including without limitation any termination or other loss of a lease for the Premises by a replacement tenant due to delay in delivery of the Premises to the new tenant.

16. Reservations in Favor of Landlord. (i) All walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surfaces thereof, (ii) any terraces or roofs adjacent to the Premises, and (iii) any space in or adjacent to the Premises used for shafts, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as reasonable access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord; provided Landlord shall use commercially reasonable efforts to minimize disruption of Tenant’s use and occupancy of the Premises.

17.	Completion of Tenant Improvements; Delay in Possession; Allowance.

17.1. Performance of Tenant Improvements. The responsibility for costs, preparation of preliminary and final plans, working drawings and specifications, bidding process, contracting, payment arrangements, and all other undertakings with respect to the design and performance of “Tenant Improvements”, and the timing and mechanics thereof and therefor, including Landlord’s and Tenant’s respective consent and approval rights related thereto, are all as set forth herein and in Exhibit “F” attached hereto and made a part hereof.

17.2. Acceptance. Tenant represents that the Building, Property, and the Premises, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, and the present uses and non-uses thereof, have been examined by Tenant, and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, by Landlord, except as may be expressly contained herein with respect to Tenant Improvements to be constructed in the Premises. The provisions of this paragraph shall survive the termination of this Lease.

17.3. Delay in Possession. If Landlord shall be unable to deliver possession of the Premises to Tenant on the date specified for commencement of the term hereof (i) because an Occupancy Permit has not been procured, or (ii) because of the holding over or retention of possession of any tenant or occupant, or (iii) if the Tenant Improvements are not Substantially Completed, or (iv) because of the operation of a “force majeure” event (as defined below), or (v) for any reason identified in Exhibit “F” attached hereto, or for any other reason, then in any such case Landlord shall not be subject to any liability to Tenant. Under such circumstances, except as set forth in Paragraph 2 above and Exhibit “F” hereto relating to a “Tenant Delay”, the rent reserved and covenanted to be paid herein shall not commence until possession of the Premises is given or the Premises are available for occupancy by Tenant, and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation of the Tenant hereunder (except as to the date of commencement of accrual of rent).

Notwithstanding anything to the contrary in this Lease, if Landlord fails to deliver possession of the Premises to Tenant with the Tenant Improvements Substantially Completed on or before the date which is 180 days after the date of this Lease (subject to a day-for-day extension for each day of Tenant Delay, if any, or the occurrence of a “force majeure” event) (the “Outside Completion Date”), then, as Tenant’s sole and exclusive remedy, Tenant shall be entitled to an abatement of rent for the number of days from the Outside Completion Date until the date Landlord delivers possession of the Premises to Tenant with the Tenant Improvements Substantially Completed.

17.4. Turnkey Delivery. As more fully provided for in (and except as limited by) Exhibit “F”, the Tenant Improvements will be performed by Landlord, or a general contractor acting under Landlord’s supervision, at Landlord’s sole expense.

18.	Telecommunications Services.

18.1. Contract with Provider. Tenant shall have sole responsibility, at its cost and expense, to contract with a telecommunications service provider of Tenant’s choosing to obtain telecommunications services, subject to the approval of Landlord, which approval shall not be unreasonably withheld. Landlord has made no warranty or representation to Tenant with respect to the availability of any specific telecommunications services, or the quality or reliability or suitability of any such services.

18.2. Landlord Has No Liability. Landlord shall have no liability whatsoever for telecommunications services. To the extent that any services by a telecommunications service provider is interrupted, curtailed or discontinued for any reason, Landlord shall have no obligation or liability whatsoever with respect thereto; provided, however, if such interruption, curtailment or discontinuation triggers a “shutdown condition”, Tenant shall be entitled to the rent abatement set forth in Section 5.10. Additionally, such interruption, curtailment or discontinuance of service shall not:

(a) Constitute an actual or constructive eviction of Tenant, in whole or in part;

(b) Except as otherwise set forth in this Section 18.2, entitle Tenant to any abatement or diminution of rent;

(c) Relieve or release Tenant from any of its obligations under this Lease; or

(d) Entitle Tenant to terminate this Lease.

Tenant shall have the sole obligation, at its own expense, to obtain substitute telecommunications service.

18.3. License Agreement with Provider. Tenant acknowledges that a telecommunications service provider’s right to access the Building and install, operate, maintain and repair wiring and equipment necessary to provide Tenant services is subject to approval by Landlord, at its reasonable discretion, and to the terms of a telecommunications license agreement between Landlord and the telecommunications service provider. Without limiting the generality of Paragraph 18.2 above, Landlord shall have no liability in the event that a telecommunications service provider is unable to provide service to Tenant as a result of the expiration or early termination of the telecommunications license agreement or the exercise by Landlord of any of its rights under the telecommunications license agreement.

19. Landlord’s Reliance. Landlord has executed the Lease in reliance upon certain financial information which has been submitted by Tenant to Landlord prior to the execution of the Lease (the “Financial Information”). From time to time, upon five (5) days written request by Landlord in the event of a prospective sale or refinancing of the Building or following an Event of Default, Tenant will submit to Landlord current financial statements or such other financial information reasonably requested by Landlord and in such detail as is reasonably satisfactory to Landlord; provided, however, that if, and for so long as, Tenant is a public company, Tenant may satisfy the foregoing requirement by providing Landlord with copies of Tenant’s publicly available financial information (i.e., SEC filings). As a material inducement to Landlord to enter into this Lease, Tenant represents and warrants to Landlord that: (i) the Financial Information is complete, true and correct in all material respects and presents a fair representation of Tenant’s financial condition at the time of signing of this Lease; (ii) Tenant and the party executing on behalf of Tenant are fully and properly authorized to execute and enter into this Lease on behalf of Tenant and to deliver the same to Landlord; (iii) the execution, delivery and full performance of this Lease by Tenant do not and shall not constitute a violation of any contract, agreement, undertaking, judgment, law, decree, governmental or court order or other restriction of any kind to which Tenant is a party or by which Tenant may be bound; (iv) Tenant has executed this Lease free from fraud, undue influence, duress, coercion or other defenses to the execution of this Lease; (v) this Lease constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms; (vi) each individual executing this Lease on behalf of Tenant is legally competent, has attained the age of majority and has full capacity to enter into this Lease; and (vii) if Tenant is a corporation, a partnership or a limited liability company: (a) Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and has full power and authority to enter into this Lease, to perform its obligations under this Lease in accordance with its terms, and to transact business in New Jersey; (b) the execution of this Lease by the individual or individuals executing it on behalf of Tenant, and the performance by Tenant of its obligations under this Lease, have been duly authorized and approved by all necessary corporate, partnership or limited liability company action, as the case may be; and (c) the execution, delivery and performance of this Lease by Tenant is not in conflict with Tenant’s bylaws or articles of incorporation, agreement of partnership, limited liability company operating agreement or certificate of formation or other organization documents or charters, agreements, rules or regulations governing Tenant’s business as any of the foregoing may have been supplemented, modified, amended, or altered in any manner.

Landlord represents and warrants to Tenant that: (i) Landlord is the owner of the Building; (ii) Landlord has the authority to enter into this Lease without the consent or approval of any governmental authority; (iii) the person executing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord and to bind Landlord by such signature.

20. Prior Agreements; Amendments. This Lease constitutes the entire agreement between the parties relating to the subject matter contained herein. Neither party hereto has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise, which, by its express terms, is intended to supplement the terms hereof. Without limiting the foregoing, this Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information, proposals, and other statements and materials made or furnished by Landlord or its agents. No agreement hereinafter made shall be effective to change, modify, discharge, waive obligations under, or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge, waiver or abandonment is sought. Notwithstanding the foregoing, no warranty, representation, covenant, writing, document, instrument, amendment, modification, agreement or like instrument shall be binding upon or enforceable against Landlord unless executed by Landlord.

21. Captions. The captions of the paragraphs and subparagraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

22. Landlord’s Right to Cure. Landlord may (but shall not be obligated to), on five (5) days’ notice to Tenant (except that no notice need be given in case of emergency), cure on behalf of Tenant any Event of Default hereunder by Tenant, and the cost of such cure (including any reasonable attorney’s fees incurred) shall be deemed additional rent payable upon demand.

23. Estoppel Statement. Tenant shall from time to time, within ten (10) days after request by Landlord or any Mortgagee or Ground Lessor, execute, acknowledge and deliver to Landlord, or to any third party designated by the requesting party, a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing any instruments of modification), confirming the rents and other charges under this Lease and the dates to which rent and other charges have been paid, and certifying whether or not, to the best of Tenant’s knowledge, Landlord is in default hereunder or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified) and such other reasonable information as Landlord shall require, in the form set forth in Exhibit “G” hereto, any other form reasonably required by any current or subsequent mortgagee, or any other reasonable form. To the extent such estoppel statement is not received from Tenant in a timely manner in accordance with this Paragraph, the requesting party shall be entitled to furnish to any third party to whom such estoppel statement would have been delivered the requesting party’s good faith statement to the effect requested from Tenant, and Tenant shall be bound by, and deemed to have delivered, such estoppel statement with respect to this Lease. Any such estoppel statement may be relied upon by the requesting party, as well as all Mortgagees, Ground Lessors, auditors, insurance carriers and prospective purchasers and lenders.

24. Relocation of Tenant. Landlord, at its sole expense, upon not less than sixty (60) days prior written notice to Tenant (the “Relocation Notice”), but not more than one (1) time during the term of this Lease, may require Tenant to relocate from the Premises to other premises of comparable size within the Building in order to permit Landlord to consolidate the Premises with other adjoining space leased or to be leased to another tenant in or coming into the Building; provided, however, that in the event of delivery of any such Relocation Notice, Tenant, by written notice to Landlord given not later than thirty (30) days following Tenant’s receipt of the Relocation Notice, may elect not to relocate to such other premises, and in lieu thereof, may terminate this Lease and Tenant shall thereafter vacate the Premises in accordance with the terms of this Lease no later than thirty (30) days after the expiration of such thirty (30) day period; provided, however, that if Tenant elects to so terminate this Lease, Landlord may, but shall not be required to, within ten (10) days after Landlord’s receipt of Tenant’s election to terminate, withdraw the Relocation Notice, in which event Tenant’s termination of this Lease shall automatically be rendered null and void and this Lease shall continue in full force and effect. In the event of any such relocation, Landlord shall: (i) pay all the expenses of preparing and decorating the new premises so that such premises will be substantially similar to the Premises; (ii) pay the expense of moving Tenant’s furniture, furnishings, equipment, files and other personal property to the new premises; and (iii) pay the reasonable costs of replacing existing stocks of Tenant’s letterhead, envelopes, billing statements and other stationery having Tenant’s address thereon. Use and occupancy by Tenant of the new premises shall be under and pursuant to the same terms, conditions and provisions of this Lease (except that in the event the new premises contain fewer rentable square feet than the Premises, rent and Tenant’s Proportionate Share shall be adjusted accordingly) and Tenant shall execute any and all amendments to this Lease as Landlord shall deem necessary to effectuate the provisions of this Paragraph. Notwithstanding the foregoing, Landlord shall not have the right to deliver a Relocation Notice during the first 36 months of the term.

25. Broker. Tenant and Landlord each represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Lease, other than Mercer Oak Realty, L.L.C., as “Landlord’s Broker”, and Cresa, as “Tenant’s Broker” (collectively the “Brokers”), and agrees to indemnify, defend and hold the other party harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Brokers, employed or engaged by it or claiming to have been employed or engaged by it. To the extent each of the Brokers is entitled to a leasing commission in connection with the making of this Lease, Landlord shall pay such commission to each of the Brokers pursuant to (and subject to the terms of) a separate agreement between Landlord and each of the respective Brokers.

26.	Miscellaneous.

26.1. Certain Interpretations. The word “Tenant” as used in this Lease shall be construed to mean tenants in all cases whether there is more than one tenant (and in such case the liability of such tenants shall be joint and several), and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its successors and assigns, provided that this Lease shall not inure to the benefit of any assignee or successor of Tenant except upon the express written consent of Landlord to the extent required in this Lease.

26.2. Partial Invalidity. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or to which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

26.3. Governing Law. This Lease shall be governed in all respects by the laws of the State of New Jersey. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF NEW JERSEY FOR PURPOSES OF ANY PROCEEDINGS ARISING OUT OF THIS LEASE. Each party waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon such party.

26.4. Force Majeure. If Landlord shall be delayed in the performance or unable to perform any of Landlord’s obligations under this Lease because of a “force majeure” event (which shall mean any event beyond the reasonable control of Landlord including, without limitation, labor disputes, civil commotion, terrorism, war, war-like operations, invasion, rebellion, hostilities, military power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain material or services, inclement weather or other act of God), then, in any such case, Landlord shall not be subject to any liability to Tenant. Landlord’s delay in performance or failure to perform under this Lease as a result of any force majeure event shall not affect the validity of this Lease or any obligation of Tenant hereunder.

26.5. Light and Air. This Lease does not grant any legal rights to “light and/or air” outside the Premises nor any particular view or cityscape visible from the Premises.

26.6. Recording. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant and Tenant shall remove immediately upon request by Landlord any improperly recorded copy of this Lease or memorandum of Lease.

26.7. Preparation. Landlord and Tenant agree that both Landlord and Tenant have participated in the preparation of this Lease and that, notwithstanding any common law rule of construction to the contrary, in the event of any ambiguity herein, this Lease shall not be construed against either party based on which party drafted the provision in question.

26.8. Third Party Inquiry. Tenant acknowledges that, from time to time, Landlord may receive inquiries from third parties regarding Tenant, this Lease and/or Tenant’s performance under this Lease. Tenant hereby authorizes Landlord (and each of its respective affiliates) to respond to each of such inquires and releases and discharges Landlord and each of its respective affiliates of and from any and all liability, losses, costs and damages incurred by Tenant as a result of any such response.

26.9. Third Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Lease is intended to benefit any party other than Landlord and Tenant as the named parties hereunder and their permitted heirs, personal representatives, successors and assigns, and no provision of this Lease shall be enforceable by any other party.

26.10. No Joint Venture. Nothing in this Lease is deemed to make or imply that Landlord and Tenant are partners or joint venturers.

26.11. Attorneys’ Fees. If as a result of any breach or default in the performance of any of the provisions of this Lease by Tenant, Landlord uses the services of any attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys’ fees and expenses so incurred by Landlord. In connection with any payment of attorneys’ fees and costs pursuant to this Lease, Landlord and Tenant hereby agree that the amount due shall be based on actual fees and costs incurred, and not upon any applicable presumption under New Jersey law.

26.12. Names. Upon written notice to Tenant, Landlord reserves the right, from time to time, to change the name of the development, the name of the Building and the street address of the Building. Tenant shall not, without the prior written consent of Landlord, use the name given the development, the Building, or any other deceptively similar name, or use any associated service mark or logo of the development or the Building for any purpose other than Tenant’s business address.

26.13. Multiple Tenants. Should more than one party enter into this Lease as Tenant, each party so constituting Tenant shall be liable, jointly and severally with the other or others, for all obligations of Tenant under this Lease, and Landlord may enforce its rights hereunder against such party with or without seeking enforcement thereof against the other or others.

26.14. Time is of the Essence. Time is of the essence of this Lease. Unless specifically provided otherwise, all references to terms of days or months shall be construed as references to calendar days or calendar months, respectively.

26.15. Execution and Delivery. This Lease shall only become effective and binding upon full execution hereof by Landlord and Tenant, and delivery of a signed copy to Tenant.

27. Quiet Enjoyment. Upon payment by Tenant of the rent and other sums provided herein and Tenant’s observance and performance of the covenants, terms and conditions of this Lease to be observed and performed by Tenant, Tenant shall peaceably hold and quietly enjoy the Premises for the term of this Lease without hindrance or obstruction by Landlord or any other person claiming by, through or under Landlord, subject to the terms and conditions of this Lease, and to any mortgage or ground lease which is superior to this Lease.

28. Confidentiality. TENANT ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS LEASE AND THE NEGOTIATIONS WHICH LED TO THE EXECUTION OF THIS LEASE ARE CONFIDENTIAL IN NATURE. TENANT COVENANTS THAT, EXCEPT AS MAY BE REQUIRED BY LAW OR BY ANY LENDER IN CONNECTION WITH CURRENT OR PROPOSED FINANCING FOR TENANT OR IN CONNECTION WITH A TRANSFER (PROVIDED THAT THE RECIPIENT AGREES TO MAINTAIN THIS LEASE AS CONFIDENTIAL), TENANT SHALL NOT COMMUNICATE THE TERMS OR ANY OTHER ASPECT OF THIS TRANSACTION WITH, AND WILL NOT DELIVER ALL OR ANY PORTION OF THIS LEASE TO, ANY PERSON OR ENTITY OTHER THAN LANDLORD AND TENANT’S EMPLOYEES, ACCOUNTANTS AND ATTORNEYS.

29. Patriot Act. Tenant (which for this purpose includes its partners, members, principal stockholders and any other constituent entities owning directly or indirectly more than 10% of the equity interests in Tenant) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, <http://www.treas.gov/ofac/t11sdn.pdf> or at any replacement website or other replacement official publication of such list; (ii) is currently in compliance with and will at all times during the term of this Lease (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; and (iii) has not used and will not use funds from illegal activities for any payment made under the Lease.

30. Consents. If any action, inaction, activity or other right or obligation of Tenant under this Lease is subject to the prior consent or approval of Landlord, such approval may be granted or denied in Landlord’s sole and absolute discretion, unless the provision in question states that Landlord’s consent or approval “shall not be unreasonably withheld”, or a variation thereof.

31. Survival. Without limiting any other provision of this Lease which provides for the survival of obligations after Lease termination or dispossession, all provisions of this Lease which (i) contemplate that the parties will take an action or pay a sum of money within a time frame that may elapse after the expiration or earlier termination of the Term, (ii) provide indemnity against Claims arising out of acts or omissions occurring during the Term even if such Claims are not asserted or resolved until after the expiration or earlier termination of the Term, (iii) impose liability for rent, additional rent, and other charges (even if such amounts are not asserted or incurred until after such termination of the Term or dispossession), and/or for costs of reletting or other damages, after the occurrence a breach or default, and/or (iv) impose liability for damages due to acts, omissions or Events of Default occurring during the Term even if such damages are not asserted or incurred until after the expiration or earlier termination of the Term, shall, to the extent the obligation created under the applicable provision is not fully satisfied as of the date of expiration or earlier termination of the Lease, or any dispossession of Tenant, survive such expiration, termination or dispossession (and shall not be merged therein).

32. Saving Clause. In the event (but solely to the extent) the limitations on Landlord’s liability set forth in this Lease would be held to be unenforceable or void in the absence of a modification holding the Landlord liable to Tenant or to another person for injury, loss, damage or liability arising from Landlord’s omission, fault, negligence or other misconduct on or about the Premises, or other areas of the Building or Property appurtenant thereto or used in connection therewith and not under Tenant’s exclusive control, then such provision shall be deemed modified as and to the extent (but solely to the extent) necessary to render such provision enforceable under applicable law. The foregoing shall not affect the application of Section 9.5 of this Lease to limit the assets available for execution of any claim against Landlord.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Office Lease to be executed by their duly authorized representatives the day and year first above written.

LANDLORD:

PRINCETON SOUTH INVESTORS, LLC, a Delaware limited liability company

By:

Name:

Title:

TENANT:

CELATOR PHARMACEUTICALS, INC. a Delaware corporation

By:

Name:

Title:

INDEX OF CERTAIN DEFINED TERMS

Term	Page

“Affiliate”	32

“Aggregate Abatement Amount”	5

“Authorities”	14

“Authority”	14

“Automatic Approval Notice”	31

“Base Amount for Operating Expenses”	14

“Base Amount for Taxes”	14

“Base Year”	14

“Brokers”	50

“Building Standard Consumption”	19

“Building”	1

“Commencement Date”	3

“Effective Date”	32

“Essential Capital Improvement”	13

“Event of Default”	39

“Expense Statement”	15

“Final Adjustment Amount”	15

“Financial Information”	48

“force majeure”	51

“Governmental Requirements”	14

“Ground Lease”	43

“Ground Lessor”	43

“Holidays”	19

“Landlord”	1

“Lease”	1

“Minimum Rent”	5

“Mortgage”	43

“Mortgagee”	43

“Non-Reserved Spaces”	2

“Operating Expenses”	10

“Parent Company”	32

“Personal Property Insurance”	36

“Premises”	1

“Property”	1

“Relocation Notice”	49

“Rent Commencement Date”	5

“Security Deposit”	7

“Standard Office Equipment”	19

“Substantial Completion”	3

“Taxes”	10

“Tenant”	1

“Tenant’s Estimated Share”	14

“Tenant’s Proportionate Share”	14

“Tenant’s Share of Operating Expenses”	14

“Tenant’s Share of Taxes”	14

“Transfer Fee”	31

“Transfer Space”	31

“Transfer”	29

“Waste”	27

“shutdown condition”	22

Index – Page 2

EXHIBIT “A”

FLOOR PLAN OF THE PREMISES

Exhibit A – Page 1

EXHIBIT “B”

INTENTIONALLY OMITTED

Exhibit B – Page 1

EXHIBIT “C”

CONFIRMATION OF LEASE TERM

This Agreement, made this      day of             , 201  , between PRINCETON SOUTH INVESTORS, LLC, a Delaware limited liability company (hereinafter referred to as “Landlord”) and CELATOR PHARMACEUTICALS, INC., a Delaware corporation (hereinafter referred to as “Tenant”);

W I T N E S S E T H   T H A T:

WHEREAS, Landlord and Tenant entered into an office lease agreement dated                     , 20     (the “Lease”) for Suite              (the “Premises”) in the building currently known as PrincetonSouth Corporate Center Condominium – Unit 2, 200 PrincetonSouth Corporate Center, Ewing, Mercer County, New Jersey 08628; and

WHEREAS, Landlord and Tenant agreed to execute this Agreement to confirm the actual Commencement Date and expiration of the Lease term, and for other purposes;

NOW, THEREFORE, pursuant to the provisions of Paragraph 2.3 of the Lease, Landlord and Tenant mutually agree as follows:

1. The Commencement Date is            , 201  , [the Rent Commencement Date shall be             , 201  ,] and the expiration date is             , 201  .

2. The number of rentable square feet of the Premises is                     .

3. Tenant is in possession of, and has accepted, the Premises demised by the Lease, and acknowledges that all the work to be performed by Landlord in the Premises as required by the terms of the Lease has been satisfactorily completed. Tenant further certifies that, to Tenant’s knowledge, all conditions of the Lease required of Landlord as of this date have been fulfilled and there are no defenses or setoffs against the enforcement of the Lease by Landlord

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Exhibit C – Page 1

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above stated.

LANDLORD:

PRINCETON SOUTH INVESTORS, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

CELATOR PHARMACEUTICALS, INC.

By:
Name:
Title:

Exhibit C – Page 2

EXHIBIT “D”

JANITORIAL SERVICES

OFFICE AREAS

DAILY:

1.	Dust mop all hard areas. Hard floors to be damp mopped using a neutral cleaner.

2.	Vacuum all carpeting and rugs, ledge to be vacuumed as necessary in common area only.

3.	Empty all waste receptacles.

4.	All painted surfaces to be kept free of fingerprints, smudges, and all foreign matter.

5.	Dust all office furniture.

6.	Remove smudges from all glass and tabletops.

7.	When desks are completely cleared, dust thoroughly.

8.	Entrance glass doors to be washed, interior and exterior.

9.	All lights will be turned off and doors closed and locked upon completion of work in each area. Check all windows and adjust blinds to original position.

WEEKLY:

1.	Dust all partition glass ledges, louvers, grills and vents.

2.	Dust all furniture.

3.	Vacuum all offices and cubicles on rotation to get to all once/week.

MONTHLY:

1.	Dust all picture frames, charts and other wall hangings.

2.	Dust all louvers, grills and vents.

Exhibit D – Page 1

QUARTERLY:

1.	All interior partition glass to be washed.

2.	All lighting fixtures to be dusted.

SEMI-ANNUALLY:

1.	All vertical surface walls and woodwork to be dusted.

2.	Machine scrub and refinish all hard surfaces.

RESTROOMS

DAILY:

1.	Sweep and mop all flooring with a germicidal cleaner having an AOC phenal co-efficient of six or better.

2.	Fill all restroom dispensers. Paper towels, toilet paper, hand soap will be furnished by Contractor.

3.	Empty all waste receptacles, dispose of the same to a trash dumpster furnished by the client.

4.	Clean and disinfect all commodes, urinals and sinks. Leave toilet lids in the upright position.

5.	Damp wipe all wall surfaces, wainscoting and dispensers.

6.	Wash and polish mirrors and enameled surfaces.

7.	Traps shall remain free of odor at all times. Traps are to be flushed weekly using an enzymer.

8.	Dust all sills, partitions, ledges and shelves.

9.	Clean and wipe dry all pipes under the sink.

10.	Remove spots from walls. Spot clean stall, door jambs and door plates.

11.	Report toilet stoppage, leaky faucets, etc. to Client.

Exhibit D – Page 2

WEEKLY:

1.	Wash thoroughly and wipe dry with a disinfectant/germicidal cleaner the partitions, the inside and outside of waste cans, sanitary disposal units and tiled walls.

MONTHLY:

1.	All surfaces, partitions, doors, window frames, and sills shall be damp wiped clean.

QUARTERLY:

1.	Machine scrub restroom floors.

2.	Wipe down all restroom surfaces.

Exhibit D – Page 3

EXHIBIT “E”

RULES & REGULATIONS

The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances (including, without limitation, coffee grounds) shall be thrown therein. All damages resulting from misuse of the fixtures shall be borne by Tenant if Tenant or its servants, employees, agents, visitors or licensees shall have caused the same.

No cooking (except for hot-plate and microwave cooking by Tenants’ employees for their own consumption, the location and equipment of which is first approved by Landlord), sleeping or lodging shall be permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

No inflammable, combustible, or explosive fluid, material, chemical or substance shall be brought or kept upon, in or about the Premises. Fire protection devices, in and about the Building, shall not be obstructed or encumbered in any way.

Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

There shall not be used in any space, or in the public halls of the Building, either by any tenant or by its agents, contractors, jobbers or others, in the delivery or receipt of merchandise, freight, or other matters, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require, and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries to Tenant in the Building. Deliveries of mail, freight or bulky packages shall be made through the freight entrance or through doors specified by Landlord for such purpose.

Mats, trash or other objects shall not be placed in the public corridors. The sidewalks, entries, passages, elevators, public corridors and staircases and other parts of the Building which are not occupied by Tenant shall not be obstructed or used for any other purpose than ingress or egress.

Tenant shall not install or permit the installation of any awnings, shades, draperies and/or other similar window coverings, treatments or like items visible from the exterior of the Premises other than those approved by Landlord in writing.

Tenant shall not construct, maintain, use or operate within said Premises or elsewhere in the Building or on the outside of the Building, any equipment or machinery which produces music, sound or noise which is audible beyond the Premises.

Bicycles, motor scooters or any other type of vehicle shall not be brought into the lobby or elevators of the Building or into the Premises except for those vehicles which are used by a physically disabled person in the Premises.

All blinds for exterior windows shall be building standard and shall be maintained by Tenant.

Exhibit E – Page 1

No additional locks shall be placed upon doors to or within the Premises except as shall be necessary adequately to safeguard United States Government security classified documents stored with the Premises. The doors leading to the corridors or main hall shall be kept closed during business hours, except as the same may be used for ingress or egress.

Tenant shall maintain and clean all areas or rooms within the Premises in which security classified work is being conducted or in which such work is stored; Landlord shall not provide standard janitorial service to such areas, the provisions of Section 9 of this Lease notwithstanding.

Landlord reserves the right to shut down the air conditioning, electrical systems, heating, plumbing and/or elevators when necessary by reason of accident or emergency, or for repair, alterations, replacements or improvement.

No carpet, rug or other article shall be hung or shaken out of any window of the Building; and Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevator, or out of the doors or windows or stairways of the Building. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

Landlord reserves the right to exclude from the Building on weekdays between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on weekends and legal holidays, all persons who do not present a pass to the Building signed by Landlord; provided, however, that reasonable access for Tenant’s employees and customers shall be accorded. Landlord will furnish passes to persons for whom Tenant requires same in writing. Tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Landlord with respect to the Building’s air conditioning and ventilation systems.

Tenant will replace all broken or cracked plate glass windows and doors at its own expense, with glass of like kind and quality, provided that such windows and doors are not broken or cracked by Landlord, its employees, agents or contractors.

In the event it becomes necessary for Landlord to gain access to the underfloor electric and telephone distribution system for purposes of adding or removing wiring, then upon request by Landlord, Tenant agrees to temporarily remove the carpet over the access covers to the underfloor ducts for such period of time until work to be performed has been completed. The cost of such work shall be borne by Landlord except to the extent such work was requested by or is intended to benefit Tenant or the Premises, in which case the cost shall be borne by Tenant.

Exhibit E – Page 2

Violation of these rules, or any amendments thereof or additions thereto, may be considered a default of Tenant’s lease and shall be sufficient cause for termination of this Lease at the option of Landlord.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Building tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Building tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building, including the Lease to which this Exhibit “E” is attached.

Landlord reserves the right to amend, modify and/or revoke any or all of these rules and regulations, and to add or make such other reasonable rules and regulations, as in its judgment may from time to time be needed for the safety, care, and cleanliness of the Building, and for the preservation of good order therein.

Exhibit E – Page 3

EXHIBIT “F”

TENANT IMPROVEMENTS

For purposes of this Exhibit, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

Section 1.	Tenant Improvement Definitions.

The term “Building Standard” or “Building Standards” shall mean the quality and quantities of materials shown for a given category on the Annex attached hereto (if applicable), or otherwise, typically employed by Landlord for standard improvements elsewhere in the Building (if no Annex is attached hereto).

The term “Preliminary Plans” shall mean the preliminary space plan for the Tenant Improvements prepared by JZAD (the “Architect”), identified as Project No. 21110-32, dated February 7, 2013 (a copy of which is attached hereto).

The term “Tenant Improvements” shall mean all improvements constructed or installed in or on the Premises in accordance with the Drawings and Specifications and Building Standards, as hereinafter defined, other than Tenant Work.

The term “Tenant Improvement Costs” shall mean the actual aggregate cost for completing the Tenant Improvements, inclusive of, but not limited to (i) the costs of preparing the Preliminary Plans, the Drawings and Specifications, and the As Built Plans (all as defined below) (ii) all buildings permits and other governmental approvals required to be obtained in connection with the design, construction, and/or installation of the Tenant Improvements and (iii) a three percent (3%) construction management fee.

The term “Tenant Work” shall mean (A) any construction and/or installations of improvements, furniture, fixtures and equipment that (i) is specifically noted in the Preliminary Plans, Drawing and Specifications, or otherwise in this Exhibit “F”, as Tenant Work, and/or (ii) involves quantities or quality of materials that are greater than, or more costly than, that applicable to Building Standard improvements, and (B) all installations of wiring and cabling in connection with the installation of Tenant’s telecommunications system(s), computer network and/or any specialized security systems or other similar systems and facilities installed within the Premises by Tenant with Landlord’s approval, which approval will not be unreasonably withheld provided that such systems do not require Additional Electric Equipment, or additional air conditioning service and further provided that no Building systems, structure, or areas outside of the Premises are affected by such proposed installation.

Exhibit F – Page 1

Section 2.	Drawings and Specifications.

Section 2.01.	Definition.

The term “Drawings and Specifications” shall mean the final drawings, specifications, and finish schedules for the Tenant Improvements which shall be prepared by Architect subject to review and approval by Landlord and Tenant in accordance with the following procedure:

(a) The Architect shall prepare final working drawings and specifications necessary to commence construction of the Tenant Improvements based upon the Preliminary Plans and Building Standards promptly after execution of this Lease. As soon as reasonably practicable after Landlord’s approval thereof, Landlord shall cause the Architect to deliver to Tenant the proposed final working drawings and specifications for the Tenant Improvements as approved by Landlord, which Tenant shall have the right to review and approve solely for purposes of confirming that such working drawings and specifications (1) are in substantial conformity with (i) Governmental Requirements applicable thereto, (ii) the Preliminary Plans, and (iii) Building Standards, and (2) do not contain any manifest errors, and which shall be subject to Tenant’s approval solely to such extent (which approval shall not be unreasonably withheld, conditioned or delayed). Tenant shall notify Landlord in reasonable detail of any and all objections to the proposed final drawings and specifications promptly (and in all events within fifteen (15) days) after receiving the same from Landlord or the Architect. If Tenant fails to notify Landlord in writing of such objections (if any) within fifteen (15) days after receiving such proposed final drawings and specifications (which time period shall be reduced to five (5) business days in the case of any resubmitted drawings and specifications, as provided below), Tenant shall be deemed to have given its approval thereto. Landlord and Tenant will work together with the Architect, in good faith, to resolve any disputes or differences that arise in the event Tenant notifies Landlord in a timely fashion of its disapproval of any aspect of such drawings and specifications, and Landlord will cause the Architect to resubmit revised drawings and specifications to the parties reflecting the agreed resolution of such issues for their mutual approval promptly thereafter (which approval shall not be unreasonably withheld, conditioned or delayed). The time period for such approval, and any further resubmissions (and approvals) of revised drawings and specifications, shall be reduced from fifteen (15) days to five (5) business days. Upon final approval (or deemed approval) of the final drawing and specifications by both Landlord and Tenant in accordance with the foregoing standards, the same shall constitute the “Drawings and Specifications” for purposes of this Exhibit.

(b) At such time that the Drawings and Specifications are approved or deemed approved by Tenant, Landlord shall be deemed fully authorized to proceed with obtaining any necessary approval and permits and, through Landlord’s Contractor, with the work of constructing and installing the Tenant Improvements in accordance with the Drawings and Specifications. Except as provided herein, no material deviation from the Drawings and Specifications shall be made by either party except by written change order approved by the other party, which approval shall not be unreasonably withheld, conditioned or delayed (“Change Order”). If such Change Order is requested by Tenant, to the extent such changes include alterations or improvements within the Premises that require Landlord’s consent under Section 6.7 of the Lease, such alterations or improvements shall be subject to the same standards

Exhibit F – Page 2

of review that apply to Tenant alterations pursuant to Section 6.7 of the Lease. If Tenant requests or causes the need for any Change Orders, any net increase in cost associated with such Change Orders shall be at Tenant’s sole cost and expense and shall be payable within ten (10) business days after Landlord’s written demand (and any delay in the commencement, performance or completion of the Tenant Improvements occurring as a result thereof shall constitute a “Tenant Delay” hereunder).

Section 2.02.	As-Built Plans

Following the completion of the Tenant Improvements and no later than thirty (30) days after the Commencement Date, Landlord may, at is option, request that the Architect prepare and deliver as-built plans for the Tenant Improvements in auto-cad format (together with a hard copy thereof), reflecting all alterations, improvements and other changes to the Building and Premises occurring as a result of the construction or installation of the Tenant Improvements and any Tenant Work.

Section 3.	Tenant Improvements.

Section 3.01.	Performance of the Tenant Improvements.

Provided that there is no Event of Default by Tenant or event which, except for the passage of time, the giving of notice, or both, would constitute an Event of Default by Tenant, Landlord shall, in a good and workerlike manner, cause the Tenant Improvements to be completed in accordance with the Drawings and Specifications and the Building Standards. Landlord shall engage a general contractor selected by Landlord for the performance of the Tenant Improvements. Landlord reserves the right (i) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, and (ii) to make changes necessitated by conditions met during the course of construction, provided that Tenant’s approval of any material change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Drawings and Specifications).

Section 3.02.	Tenant Access.

Landlord shall afford Tenant and its employees, agents and contractors access to the Premises, at reasonable times prior to the Commencement Date, and at Tenant’s sole risk and expense, for the purposes of inspecting and verifying the performance and completion of the Tenant Improvements. Tenant shall inspect the performance of Tenant Improvements regularly and diligently and shall advise Landlord promptly of any objections to the performance of such work. Access for such purposes shall not be deemed to constitute possession or occupancy. Landlord shall promptly undertake and diligently prosecute the correction of any defective work of which it is notified as aforesaid. Any entry in the Premises by the Tenant or Tenant’s agents, contractors or employees pursuant to this Section 3.02 prior to Substantial Completion of the Tenant Improvements: (i) shall be subject to the insurance requirements of this Lease as if Tenant were in occupancy of the Premises; (ii) shall comply with all applicable laws and Governmental Requirements, as well as any and all reasonable construction scheduling

Exhibit F – Page 3

requirements of Landlord; and (iii) shall be conducted in a manner which does not hinder, disrupt, interfere with or otherwise cause delay in (or increase the cost of) commencing, performing and/or Substantial Completing the Tenant Improvements. In the event of any hindrance, disruption, interference or delay in commencing, performing and/or Substantial Completing the Tenant Improvements due to a breach by Tenant of any of the foregoing requirements, or otherwise due to the acts and/or omissions of Tenant, or its agents, employees, contractors and/or consultants occurring during the course of any entries into the Premises under this Paragraph, the same shall be deemed to constitute a Tenant Delay hereunder, and Tenant will pay any net increase in cost caused by such Tenant Delay. In addition, Tenant shall bear the full risk of loss for all materials, equipment or other property that are brought into or stored in the Building or the Premises prior to the Commencement Date (which storage shall be subject to Landlord’s approval in its sole discretion).

Section 4.	Payment of Costs.

Section 4.01.	Landlord’s Costs.

Landlord shall pay the Tenant Improvement Costs at its sole cost and expense.

Section 4.02.	Tenant’s Costs.

Tenant shall pay to Landlord, as additional rental, the cost of any Change Orders requested or caused by Tenant as set forth in Section 2.01(b), which costs are hereinafter referred to collectively as “Tenant’s Costs.” Tenant shall pay the costs of Tenant Work at its sole cost and expense.

Section 4.03.	Payment Schedule for Tenant’s Costs.

Tenant’s Costs shall be due and payable by Tenant within ten (10) business days following Tenant’s receipt of an invoice therefor.

Section 4.04.	Changes in Drawings and Specifications.

If at any time after the Drawings and Specifications are approved or deemed approved by Tenant, Tenant desires to change the Drawings and Specifications, Tenant shall submit to Landlord for approval working drawings and specifications for any and all such desired changes, provided that any delay in the commencement or completion of the Tenant Improvements as a result of any such changes requested by Tenant shall be deemed to constitute a Tenant Delay hereunder. The process of finalizing and approving such drawings and specifications shall be substantially the same as those procedures which applied to the submission, review and approval of the original Drawings and Specifications pursuant to Section 2, above. Once any and all changes and modifications are approved, Landlord shall promptly submit the same to Landlord’s Contractor for pricing. The procedure for determining an approved cost for such changes shall be as set forth in Section 2 above. Once the cost for such changes has been approved, all references in this Agreement to “Drawings and Specifications” shall be to the Drawings and

Exhibit F – Page 4

Specifications adopted pursuant to the procedures of Section 2 above, as changed and modified pursuant to this Section. Once the changes and the costs therefor have been approved, Tenant shall be deemed to have given full authorization to Landlord to proceed with the work of constructing and installing the Tenant Improvements (and any Tenant Work to be performed by Landlord at Tenant’s expense) in accordance with the Drawings and Specifications, as so changed and modified. Landlord shall have the optional right to require Tenant to pay in one lump sum to Landlord, in advance of commencement of work, any and all net increases in the Tenant Improvement Costs which result from approved changes to the Drawings and Specifications.

Section 4.05.	Failure to Pay Tenant’s Costs.

Failure by Tenant to pay Tenant’s Costs in accordance with this Section 4 will constitute a failure by Tenant to pay rent when due under the Lease, and if such default continues beyond the expiration of applicable notice and cure periods, Landlord shall have all of the remedies available to it under the Lease and at law or in equity for nonpayment of rent.

Section 4.06.	Landlord’s Payment Obligations.

Landlord agrees to pay the Tenant Improvement Costs as and when the same become due and payable. Landlord shall be entitled to rely on the accuracy of any and all invoices and fee statements for labor and materials performed on or furnished to the Premises in connection with the Tenant Improvements and to rely, to the extent submitted, on any and all certifications as to Tenant Improvement Costs submitted by Landlord’s Contractor and/or Tenant’s Architect.

Section 5.	Tenant’s Contractors.

Tenant may, at its sole expense, select and employ its own contractors for specialized or finishing work in the Premises which is not to be performed by Landlord and which is reflected as such in the Preliminary Plans or Drawings and Specifications (as the case may be), such as carpeting, telephone installation, installation of computer and other specialized equipment, special cabinetwork and millwork, and other similar decoration and installation, all of which shall constitute Tenant Work under this Exhibit “F”, and all of which shall be subject to the qualifications, conditions and limitations with respect to the performance of Tenant Work set forth in Subsection 6.7 of the Lease.

Tenant’s contractors and subcontractors shall be subject to the general administrative supervision of Landlord’s Contractor for scheduling purposes, but Landlord’s Contractor shall not be responsible for any aspect of the work performed by Tenant’s contractors or subcontractors, or for the coordination of the work of Landlord’s Contractor and subcontractor(s) with Tenant’s contractors or subcontractors.

Section 6.	Tenant Delay.

A “Tenant Delay” shall mean any delay in the Substantial Completion of the Tenant Improvements which is attributable to any one or more of the following causes: (a) Tenant’s

Exhibit F – Page 5

failure to approve the Drawings and Specifications within the time periods set forth in Section 2(a); (b) any Change Orders requested by Tenant; (c) delays in obtaining non-Building Standard construction materials requested by Tenant (provided that upon Tenant’s request, Landlord shall notify Tenant of the estimated time to obtain such construction materials); (d) Tenant’s failure to timely approve any item requiring Tenant’s approval; (e) the performance by Tenant or Tenant’s contractors of any improvement or any other related work at or about the Premises or the Property; (f) any breach by Tenant of any provision contained in this Exhibit or in the Lease, to the extent applicable, (g) any disruption or interference in the performance of the Tenant Improvements occurring in the course of any entry into the Premises pursuant to Section 3.02 of this Exhibit “F” or Section 2.5 of the Lease, (h) any failure by Tenant to construct and install any Tenant Work, or to perform any other installations of furniture, fixtures and equipment in the Premises properly and in accordance with applicable Governmental Requirements which results in a governmental authority denying the issuance of an Occupancy Permit for the Premises, (i) any failure of Tenant to cooperate with Landlord or otherwise act with diligence and in good faith in order to cause the Tenant Improvements to be designed, approved and constructed in a timely manner, and/or (j) Tenant’s failure to submit information needed by Landlord to perform its obligations hereunder in a reasonable time period after such request.

Section 7.	Landlord’s Role.

The parties acknowledge that Landlord is not an architect, contractor or engineer and that the Tenant Improvements will be designed and performed by independent architects, engineers and contractors. Landlord shall have no responsibility for the design of, or for construction means, methods or techniques or safety precautions in connection with, the Tenant Improvements. Landlord’s approval or provision of the Preliminary Plans and/or the Drawings and Specifications for the Tenant Improvements, or other submissions, materials, drawings, plans or specifications pertaining thereto, will create no responsibility or liability on the part of Landlord for the completeness, design sufficiency, or compliance with any or all laws, rules and regulations of governmental agencies or authorities with respect thereto or with respect to the Tenant Improvements constructed in conformity therewith. Tenant, in reviewing the Drawings and Specifications and Tenant Improvements, shall have the right and opportunity to check for any errors, omissions or defects. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to modify or limit Landlord’s obligation to cause the Tenant Improvements to be completed in a good and workmanlike manner and in accordance with applicable laws.

Exhibit F – Page 6

EXHIBIT “G”

TENANT ESTOPPEL CERTIFICATE

TO:	(“Buyer”)
(“Lender”)

RE:	Lease dated , 20 (together with any modifications listed in Paragraph 2 below, collectively referred to as the “Lease”), between (“Landlord”) and (“Tenant”), covering office space identified as Suite (the “Premises”) in the Princeton South Corporate Center Condominium – Unit 1 [2], located at 100 [200] PrincetonSouth Corporate Center, Ewing Township, Mercer County, New Jersey (the “Project”).

This Estoppel Certificate is being delivered to Buyer [and Lender] by Tenant in accordance with the terms of the Lease. Tenant understands that Buyer will rely on this Estoppel Certificate in purchasing the Project [, and that Lender will rely on this Estoppel Certificate in making a loan to Buyer for that purpose]. Tenant certifies to Buyer [and Lender] as follows:

1. The Lease has been properly executed and delivered by Tenant, is a binding obligation of Tenant and is in full force and effect. The Lease constitutes the entire agreement between Landlord and Tenant in connection with the Premises.

2. There are no amendments, modifications, supplements, side letters, arrangements or other understandings, written or oral, of any sort, relating to the Lease, except for the following:                                         . [insert “None” if none]. A full and accurate copy of the Lease, including any and all amendments, modifications, supplements, side letters and other agreements, is attached hereto.

3. Tenant has entered into occupancy of the Premises, and is operating its business in the Premises in accordance with the terms of the Lease. All of Landlord’s improvements have been completed and the Premises have been delivered by Landlord, and accepted by Tenant, in accordance with the terms of the Lease. Tenant has received all financial allowances due from Landlord in connection with Tenant’s occupancy or improvement of the Premises.

4. No monetary amounts are owed by Landlord to Tenant under the Lease, except for the return of the security deposit, if any, specified in the Lease.

5. All obligations of Landlord under the Lease have been performed to date, and to Tenant’s knowledge, Landlord is not in default under the Lease, nor is Tenant aware of any circumstance, condition or state of facts which, after notice and/or the passage of time, would constitute such a default. As of this date, to Tenant’s knowledge, Tenant has no claims, defenses, liens, offsets or charges against Landlord that would prevent the full enforcement of the Lease by Landlord against Tenant.

6. Tenant is not in default under the Lease, nor is Tenant aware of any circumstance, condition or state of facts which, after notice and/or the passage of time, would constitute such a default.

7. Tenant has not transferred, assigned or subleased, or agreed to transfer, assign or sublease, its interest in the Lease or the Premises or any part thereof.

Exhibit G – Page 1

8. The current term of the Lease commenced on                     , and will expire on                     . Tenant has the following options to extend the term of the Lease:                                         . [insert “None” if none]

9. Except as expressly provided in the Lease, Tenant has no options, rights of first refusal or other rights to (a) cancel or terminate the Lease, in whole or in part, prior to the expiration of the term, (b) expand or reduce the size of the Premises, or (c) lease any other portion of the Project.

10. Except as expressly provided in the Lease, Tenant has no options, rights of first refusal or other rights to purchase the Project or any portion of the Project.

11. The current monthly base or minimum rent payable under the Lease is $        , and the current monthly total of additional rent payable under the Lease for taxes and operating expenses is $            . All monthly base or minimum rent, and all additional rent, has been paid through         , 201  . No monthly base or minimum rent, or additional rent, has been paid more than thirty (30) days in advance of its due date. Except as expressly provided in the Lease, there are no agreements, written or oral, providing for the discount, advance payment, abatement or set off of any rent or other amounts payable under the Lease, and there is no “free rent” or other rent concession during the remaining term of the Lease.

12. The amount of the security deposit deposited by Tenant and held by Landlord under the Lease is $        . [insert “None” if none]

13. The Lease has been guaranteed by                      [insert “None” if none].

14. Tenant is currently entitled to use                      non-reserved parking spaces at a monthly cost payable to Landlord of $        per space, and                      reserved parking spaces at a monthly cost payable to Landlord of $        per space.

15. There has not been filed by or against, nor to Tenant’s knowledge, is there threatened against or contemplated by Tenant, a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or the debtor relief laws of any state or any other action brought under such bankruptcy or debtor relief laws.

16. The term “Landlord” shall include any successor or assign of the Landlord named above including, but not limited to, Buyer. The term “Buyer” shall include any successor or assign of the Buyer named above. [The term “Lender” shall include any successor or assign of the Lender named above.]

IN WITNESS WHEREOF, Tenant has executed and delivered this Tenant Estoppel Certificate as of             , 201  .

TENANT:

By:
Name:
Title:

Exhibit G – Page 2